BORGWARNER

2024

Notice of Annual Meeting of Stockholders and Proxy Statement

BorgWarner’s 2023 Year in Review

BorgWarner Inc. (“BorgWarner” or the “Company”) has continued to deliver strong financial results and value to our stockholders even in a challenging economic environment. Despite ongoing global inflation and downward pressures on the electric vehicle (“EV”) market, BorgWarner grew its revenue by 12%, delivered adjusted operating margin and free cash flow near or above the top end of the guidance communicated at its Investor Day in June 2023, and completed the transformative spin-off of its former Fuel Systems and Aftermarket segments into a separate, publicly traded company. As a result, BorgWarner achieved:

$14.2B in sales	8.17% operating margin	$1,397M in operating cash flow

12.4% year-over-year increase in sales from continuing operations	9.63%* adjusted operating margin (“Adjusted Operating Margin” or “AOM”)	$581M* in free cash flow (“Free Cash Flow” or “FCF”)

*Adjusted Operating Margin and Free Cash Flow are Non-GAAP measures.

AOM and FCF exclude the impact of the PHINIA Inc. spin-off and acquisition of Hubei Surpass Sun Electric’s (“SSE”) Electric Vehicle Solution, Smart Grid, and Smart Energy businesses.

Reconciliations to comparable GAAP measures for AOM and FCF can be found in the Appendix.

to 2027

Our vision is a clean, energy-efficient world. Charging Forward, our accelerated electrification strategy, is a product of that vision and a plan for the next decade-plus of profitable and sustainable growth. As part of this strategy, in 2021, we announced our initial Charging Forward goals for 2025, which included: (1) profitably scaling organic growth in EVs; (2) executing mergers and acquisitions (“M&A”) that expand our EV products; and (3) optimizing our combustion portfolio through planned dispositions of $3 billion to $4 billion in annual revenue. Since 2021, we have been working toward executing on these 2025 goals. In July 2023, we successfully completed the tax-free spin-off of our former Fuel Systems and Aftermarket segments into a separate, publicly traded company, PHINIA Inc. (“PHINIA”).

Building on our initial Charging Forward goals, in June 2023, we announced Charging Forward 2027, which focuses on advancing our position as a leader in eProducts,1 while maximizing the value of our combustion portfolio products (“Foundational Products”). We believe our product portfolio is resilient under a wide range of EV and hybrid scenarios. Like our initial Charging Forward initiative, Charging Forward 2027 has three key targets: (1) achieve over $10 billion in eProduct sales by 2027; (2) deliver AOM of approximately 7% and positive free cash flow in our eProduct portfolio by 2027; and (3) maximize the value of our Foundational Products portfolio by maintaining double-digit adjusted operating margins and strong free cash flow conversion.

CHARGING FORWARD
2027 STRATEGY
$$$
eProduct Growth
eProduct Profitability
Maximize Foundational Value

2027 Targets

eProduct Growth → $10B+ in eProduct sales by 2027

eProduct Profitability → eProduct Adj. Operating Margin ~7% by 2027

Maximize Foundational Value → Maintain double-digit margins for Foundational Products

1 eProducts is defined as all products utilized on EVs plus those products and components that are included in hybrid powertrains whose underlying technologies are adaptable or applicable to those used in EVs.

Our Electrification Strategy is Accelerating

Charging Forward 2027 is the latest step in BorgWarner’s journey to electrification. Since our acquisition of Delphi Technologies PLC in 2020, BorgWarner’s commitment to electrification has accelerated.

We take a disciplined approach to our M&A activity and pursue opportunities that fit from a strategic and financial perspective. In 2023, we increased our global charging footprint with our acquisition of SSE’s Electric Vehicle Solution, Smart Grid, and Smart Energy businesses, optimized our combustion portfolio with the spin-off of PHINIA, and added to our existing power electronics portfolio with our acquisition of Eldor Corporation S.p.A.’s Electric Hybrid Systems business segment (“Eldor”). The SSE acquisition supports our continued expansion into the direct current fast-charging market and complements our existing European and North American EV charging footprint by adding a significant presence in China. The Eldor acquisition enhances our capabilities in engineering compact and efficient 400V and 800V on-board chargers that are compatible with a variety of regional grid configurations.

In addition to M&A, our organic eProduct activity has intensified. Since 2021, we have invested approximately $2.2 billion on eProduct research and development and have announced 39 eProduct awards. For 2023, we achieved more than $2 billion in eProduct sales.

Dear Fellow Stockholder:

On behalf of the Board of Directors (“Board”) and the management of BorgWarner, we invite you to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) at our world headquarters located at 3850 Hamlin Road, Auburn Hills, Michigan 48326 on Wednesday, April 24, 2024, at 9:00 a.m., local time, for the following purposes:

Proposals to be Voted:		Board Recommendation	Page
PROPOSAL 1	Elect eight directors to serve for the next year	vote FOR the Board’s nominees	11
PROPOSAL 2	Approve, on an advisory basis, the compensation of our named executive officers	vote FOR	27
PROPOSAL 3	Ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2024	vote FOR	64
	Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on March 1, 2024, are entitled to vote at the Annual Meeting or any adjournment or postponement thereof.	Your Vote is Important! You can submit your vote by:

Please read the attached proxy statement carefully as it describes in greater detail the matters to be acted upon and your voting rights with respect to those matters. The enclosed proxy card is solicited by the Board.

Along with the attached proxy statement, we are providing you with a copy of our Annual Report on Form 10-K for our fiscal year ended December 31, 2023.

Stockholders should not regard our Annual Report on Form 10-K, which includes our audited financial statements, as proxy solicitation material.

By Order of the Board,

Tonit M. Calaway
Executive Vice President, Chief Administrative Officer,
General Counsel and Secretary

Auburn Hills, Michigan
March 15, 2024

Telephone Call us free of charge at 1-800-690-6903 and follow the instructions.
Internet Access the internet, go to www.proxyvote.com and follow the instructions.
Mail You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. See page 67 for instructions on how to receive a paper copy of our proxy materials.
In Person If you attend the meeting, you may vote in person if you wish to do so, even if you have previously submitted your proxy.

Proxy Summary

This summary of ballot items provides information that you should consider before voting on the proposals presented at this year’s Annual Meeting. This summary does not contain all the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Proposal 1 To Elect Eight Directors to the Board of Directors	Our Board recommends that you vote “FOR” the Board’s nominees.

Officer, Axel Johnson Inc. Age: 48 Director since: 2021 Committees: CC, CGC	Age: 67 Director since: 2018 Other current directorships: Franklin Templeton ETF Trust, S&P Global Inc. Committees: AC, CC*
Sara A. Greenstein President and Chief Executive Officer, Axel Johnson Inc. Independent Age: 49 Director since: 2021 Other current public company directorships: None Committees: CC, CGC*

Deborah D. McWhinney

Retired Chief Executive Officer of Global
Enterprise Payments, Citigroup Inc.

Independent
Age: 68
Director since: 2018
Other current public company directorships:
Franklin Templeton ETF Trust,
S&P Global Inc.
Committees: AC, CC*

Michael S. Hanley Retired Global Automotive Leader, Ernst & Young LLP Independent Age: 68 Director since: 2016 Other current public company directorships: None Committees: AC*, EC

Alexis P. Michas

Non-Executive Chair of the Board,
BorgWarner Inc.; Managing Partner,
Juniper Investment Company, LLC

Independent
Age: 66
Director since: 1993
Other current public company directorships:
AstroNova, Inc., Revvity, Inc.
Committees: EC*

Frédéric B. Lissalde President and Chief Executive Officer, BorgWarner Inc. Non-Independent Age: 56 Director since: 2018 Other current public company directorships: Autoliv, Inc. Committees: EC

Sailaja K. Shankar

Senior Vice President, Engineering of
the Security Business Group, Cisco
Systems, Inc.

Independent
Age: 57
Director since: 2022
Other current public company directorships: None

Committees: AC, CC

Shaun E. McAlmont President and Chief Executive Officer, Ninjio, LLC Independent Age: 58 Director since: 2020 Other current public company directorships: Lee Enterprises, Inc. Committees: CC, CGC	Hau N. Thai-Tang Retired Chief Industrial Platform Officer, Ford Motor Company Independent Age: 57 Director since: 2023 Other current public company directorships: None Committees: AC, CGC

Light Background: Independent	AC: Audit Committee CC: Compensation Committee
Dark Background: Non-Independent	CGC: Corporate Governance Committee EC: Executive Committee
*Committee Chair

2024 Proxy Statement | 1

Proxy Summary

Director Demographics

Director Nominee Tenure

4.6
Median Tenure (years)
3
0-3 years of service
2
7+ years of service
3
4-6 years of service

Director Nominee Gender and Racial/Ethnic Diversity

62.5%
Women or Racial/ Ethnic Minorities
37.5%
37.5%
Women
Racial/ Ethnic Minorities

Director Nominee Independence

7 of 8
Independent
1
Non-Independent
7
Independent

Director Nominee Age

59.9
Average Age (years)
4
50-60 years
1
<50 years
3
>60 years

Corporate Governance Highlights

Independent Board Chair	Share ownership policies
Annual election of directors	Prohibition of speculative and hedging transactions by all employees and directors
Majority voting standard for election of directors	Corporate Sustainability Report
Robust stockholder engagement	Stockholder right to call a special meeting (20%)
Use of a skills matrix to align Board selection with business strategy	Stockholder right to act by written consent (10%)
Limit on number of public company directorships Board members may hold (4)	No supermajority voting provisions for common stockholders
Director retirement policy (age 72)	Proxy access stockholder right
Clawback and recoupment policies	No stockholder rights plan

2 |

Proxy Summary

Proxy Stockholder Engagement

At BorgWarner, we recognize the significance of stockholders’ voices, which is why we have a longstanding practice of not only listening to our stockholders, but also incorporating their feedback into our governance practices. As part of BorgWarner’s annual engagement program and in preparation for the 2024 proxy season, both management and our Board conducted extensive outreach with our stockholders during the fourth quarter of 2023.

37	67%	12	25%

We contacted our top 37 stockholders	Representing approximately 67% of our outstanding shares*	We held virtual meetings or calls with 12 stockholders	Representing holders of approximately 25% of our outstanding shares*

Our proxy-related stockholder engagement consists of three activities: off-season direct stockholder engagement prior to the filing of the proxy statement; engagement leading up to the Annual Meeting; and post-Annual Meeting assessment.

Off-Season Engagement	Engagement Leading up to the Annual Meeting of Stockholders	Post-Annual Meeting Assessment

■

We reached out to our top 37 stockholders to discuss corporate governance, corporate responsibility, and executive compensation matters, as well as to solicit feedback.

■

Our Board is provided with our stockholders’ feedback for consideration.

■

The Board and management discussed feedback and whether action should be taken.

■

Disclosure enhancements are considered.

■

Leading up to the Annual Meeting, we conduct engagement meetings with stockholders who have questions or concerns regarding ballot items.

■

At the Annual Meeting, our stockholders vote on the election of directors, executive compensation, ratification of our auditors, and other management and stockholder proposals.

■

Our Board and management review the vote results from our Annual Meeting.

■

The Board and management discuss vote results and whether action should be taken.

■

Preparation begins for off-season engagement meetings.

We shared and discussed with the full Board the stockholder feedback we received in 2023. Topics that we discussed with stockholders included, among other things, our Charging Forward 2027 strategy; environmental, social, and governance (“ESG”) initiatives; human capital management; executive compensation; and Board composition and refreshment. Engagement with our stockholders is a valuable source of input for our Board and management team and has helped to inform decisions on topics we have discussed.

*As of September 15, 2023

2024 Proxy Statement | 3

Proxy Summary

Proposal 2 Approve, on an Advisory Basis, the Compensation of Our Named Executive Officers	Our Board recommends that you vote “FOR” this proposal.

Why Should You Vote in Favor of Our 2024 Say-on-Pay Proposal?

A strong link between pay and performance

Despite the significant market volatility and inflationary headwinds we faced in 2023, the Company performed well. As a result of strong sales and margin performance, we delivered results near or above the top end of the guidance for Adjusted Operating Margin and Free Cash Flow that we communicated at our Investor Day in June 2023, which contemplated the successful completion of our spin-off of PHINIA. We delivered AOM of 9.63% and FCF at $581 million for purposes of the Management Incentive Plan (“MIP”), which is our cash-based, annual incentive plan for executives. As a result of this performance, the AOM portion of the MIP award resulted in a payout of 126%, and the FCF portion of the MIP award resulted in a 200% payout. With a 50% weighting for each metric, the result was a combined payout of 163% under the 2023 MIP.

In addition to the strong performance highlighted above, the Company also performed well on the Long-Term Incentive Plan metrics underlying the 2021-2023 performance period, as follows:

■	Relative Total Stockholder Return (“TSR”) for 2021-2023: The Company’s Relative TSR was at the 80th percentile of the performance peer group, which resulted in a maximum 200% payout of TSR performance shares.
■	eProduct Revenue Mix for 2021-2023: The Company’s eProduct Revenue Mix in 2023 was 14.6%, compared to a target of 12% and a maximum of 16%. The outperformance resulted in a 2021–2023 eProduct Revenue Mix performance share payout at 165% of target.
■	Cumulative FCF for 2021-2023: The Company’s Cumulative FCF was $2.016 billion, which was between the target level of $2 billion and the maximum of $2.3 billion and resulted in a 2021–2023 Cumulative FCF performance share payout at 105% of target.

Executive Compensation Objectives

The objectives of our executive compensation program are to:

■	Attract and retain the best global talent
■	Motivate our executives to perform in support of the Company’s business strategies and goals (including growth and the creation of long-term stockholder value) by taking calculated risks
■	Link executives’ and stockholders’ interests through equity-based incentive plans
■	Provide an equitable compensation package that rewards individual performance in line with overall business results

4 |

Proxy Summary

2023 CEO Target Direct Compensation

■
Base Salary
■
Comprised 10% of total
compensation
■
Remaining 90% of
compensation was at-risk
■
Annual Incentive
■
Drives achievement of key
business results
■
Incentivizes delivery of key
short-term business
objectives
■
Based on achievement
of AOM% and FCF,
demonstrating strength of
business
■
Includes a performance modifier that allows the Compensation Committee to modify the annual payout upwards or downwards up to 10% of MIP Target awards. Annual payout remains capped at 200% of target
o
For 2023, the Compensation Committee did not apply the performance modifier

■
Long-Term Incentive
■
Aligns management interests with our stockholders’
■
Supports talent retention
■
Significant portion was performance based

■

Two Thirds of Total Value of Target Long-Term Incentive Opportunity
Performance shares divided among eProducts Revenue Mix (25%), eProducts Revenue (25%), Cumulative Free Cash Flow (25%), and Relative Total Stockholder Return (25%), vesting at the end of a three-year performance period

■

One Third of Total Value of Target Long-Term Incentive Opportunity
Restricted shares vest 50% after two years and the remainder vest after three years

The compensation of our named executive officers (“NEOs”) is largely performance-based, with approximately 83%-90% of their target direct compensation (salary and target annual and long-term incentives) at risk and based on Company performance.

We continue to refine our executive compensation program to ensure it is consistent with our short- and long-term strategies and provides a strong link between pay and performance. Consistent with our Charging Forward 2027 strategy, which focuses on accelerating our path toward electrification, there are two “E” metrics in our Long-Term Incentive (“LTI”) Plan. In 2021, we introduced the eProducts revenue mix metric (the “eProducts Revenue Mix Metric”) in our 2021–2023 LTI Plan. In 2022, we included the eProducts revenue metric (the “eProducts Revenue Metric”) in our 2022-2024 LTI Plan and have maintained the same metrics for the 2023-2025 LTI plan, as follows:

25%	25%	25%	25%
eProducts Revenue Mix Metric	eProducts Revenue Metric	Cumulative Free Cash Flow (FCF) Metric	Relative Total Stockholder Return (TSR) Metric

We regularly meet with our investors to discuss our compensation practices, seek their feedback, and respond to any feedback shared with us. The Company’s 2022 executive compensation program received substantial stockholder support and was approved, on an advisory basis, by 92.1% of stockholders voting on the proposal at the 2023 Annual Meeting of Stockholders.

2024 Proxy Statement | 5

Proxy Summary

Proposal 3 Ratification of Selection of Independent Registered Public Accounting Firm	Our Board recommends that you vote “FOR” this proposal.

We will also act upon any other business that may properly come before the Annual Meeting and any adjournments or postponements of that meeting.

Our Board or proxy holders will use their discretion on other matters that may arise at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR OUR ANNUAL MEETING TO BE HELD ON WEDNESDAY, APRIL 24, 2024

We have elected to furnish materials for the Annual Meeting via the internet. Beginning on or about March 15, 2024, we will mail a notice of internet availability to most of our stockholders containing instructions on how to access the proxy materials and vote online. All other stockholders will be sent a copy of our proxy materials by mail or e-mail on or about March 15, 2024. See your proxy card or page 67 for more information on how you can elect to receive your proxy materials over the internet or by e-mail if you received them by mail this year.

6 |

Our Approach and Commitments

Our Company understands that sustainability is fundamental to our continued long-term success. To us, sustainability means driving ESG initiatives to deliver value to all stakeholders for today and tomorrow. We are guided by our BorgWarner Beliefs and our vision of a clean, energy-efficient world.

We use our materiality assessment process and ongoing stakeholder engagement to determine which sustainability topics are most important to our stakeholders and our business. This information is then translated into our ongoing sustainability strategy, reporting, and commitments.

Our sustainability objectives align with Charging Forward 2027 and our strategy to generate financial results. Central to those objectives is our commitment to our people practices, which foster and cultivate creativity, agility, long-term planning, and operational excellence.

Sustainability Goals

Our goals span across our three sustainability pillars: environmental stewardship; social responsibility; and governance.

1 Based on U.S. Bureau of Labor Statistics, Survey of Occupational Injuries and Illnesses Data, motor vehicle parts manufacturing (NAICS 336300).

2 The scope of these performance indicators is for manufacturing locations that supply directly to original equipment manufacturers, excluding locations during their first 18 months of production and newly acquired sites during their first 18 months with the Company.

3 Training offerings for hourly employees vary based on location and business. Training for salaried workforce may occur in the following cycles: at onboarding; at least biennially throughout employment; and periodic targeted training.

2024 Proxy Statement | 7

Sustainability

Sustainability Governance

Our Board oversees our sustainability strategy, with each Board committee having clearly defined responsibilities for specific ESG activities, risks, and opportunities as follows:

Board of Directors Our Board’s oversight responsibilities, among other things, require ongoing, in- depth consideration of environmental, social, and governance risks and opportunities.

Audit	Compensation	Corporate Governance

■
The Audit Committee provides oversight of the quality and integrity of the accounting, auditing, financial reporting, and risk management practices of the Company, including assessing the Company’s compliance with ESG-related disclosure requirements.

■
The Compensation Committee oversees human capital management, including diversity, equity, and inclusion (“DE&I”), and assesses whether efforts to promote and advance ESG initiatives, practices, and objectives are appropriate and effectively reflected in executive compensation.

■
The Corporate Governance Committee reviews sustainability strategy, policies, and procedures, including corporate responsibility matters, and receives, reviews, and considers stakeholder feedback on ESG topics.
■
The Corporate Governance Committee also ensures that there is appropriate ESG expertise on the Board and awareness of ESG risks and opportunities by the Board and executive management team.

Empowering Our Diverse Teams

We believe our strength is in our differences. We strive to nurture an environment where diversity of background, experience, and skill are welcomed and embraced. We know an inclusive environment supports a sense of belonging, which enables our team members to be authentic and innovative.

The shift to electric vehicles creates new opportunities for our stakeholders, including our workforce and the communities in which we operate. Understanding we are only able to achieve results because of our people, we support our employees in evolving their skills as we implement Charging Forward 2027, while simultaneously building the talent pipeline we need to succeed. We also provide individual and team career growth opportunities that inspire our employees and set up the Company to thrive. To promote a positive work environment, we consistently review our policies, programs, and processes to align them with our DE&I strategy.

As illustrated in the composition of our Strategy Board, BorgWarner’s commitment to attracting and developing talent with diverse backgrounds, perspectives, and skills starts at the highest levels of our organization.

As of March 1, 2024:
Board of Directors

5 of 8 members are women and/or racial/ethnic minorities

Strategy Board[4]

4 of 10 members are women and/or racial/ethnic minorities

4 The Strategy Board is comprised of our executive management team.

8 |

Sustainability

To attract and retain the highest caliber of talent, we aim to cultivate a culture where employees are treated with dignity and their differences are celebrated. As of December 31, 2023, we had a salaried and hourly workforce of approximately 39,900 people.5 Our employee demographic breakdown was as follows:6

5 Workforce includes full-time, part-time and temporary employees, and contract workers.

6 Contract workers and employees acquired through the Eldor acquisition are excluded from demographic data.

7 Leadership is defined as employees who participate in MIP.

8 New Hires is defined as an employee who started employment with BorgWarner in 2023, except those who joined through the acquisitions of SSE and Eldor.

Additional Sustainability and Other Information

To ensure transparency for all stakeholders, our reporting regarding sustainability matters is aligned with SASB, TCFD, and GRI frameworks. For more information, please refer to the Company’s Sustainability Report available on the Company’s website at www.borgwarner.com/company/sustainability. We anticipate the Company’s 2024 Sustainability Report will be filed in the second quarter of 2024. In this Proxy Statement, we refer to additional materials or information available on or through our website. We do that for informational purposes only. In each case, we are not incorporating the content of our website in this Proxy Statement.

2024 Proxy Statement | 9

Proposal 3 Ratification of Selection of Independent Registered Public Accounting Firm	64
Fees Paid to PwC	65
Pre-Approval Policies and Procedures	65
Report of the BorgWarner Inc. Audit Committee	66
Other Information	67
Appendix – Non-GAAP Reconciliations	72

10 |

PROPOSAL 1 Election of Directors

At this meeting, stockholders will elect eight directors to serve a one-year term that will expire at our 2025 Annual Meeting and until their respective successors have been duly elected and qualified.

The Board consists of eight directors. The current slate of director nominees blends fresh perspectives of newer directors with the continuity and institutional knowledge of longer-tenured directors for an average tenure of approximately 7.3 years and a median tenure of approximately 4.6 years. Seven out of our eight directors are independent and provide strong oversight of our long-term strategy.

Our Board takes a thoughtful approach to its composition and refreshment and utilizes a skills matrix (see page 19) to ensure the Board has the expertise, knowledge, and qualifications needed to guide the Company in the execution of its business strategy. Currently, our skills matrix includes the following attributes: notable auto industry experience; experience as Chair/CEO of multi-national business; backgrounds that contribute to desired diversity; legal/governance experience; international backgrounds; product or clean technology/electronics expertise; non-automotive technology expertise; manufacturing experience; environmental/sustainability experience; cybersecurity/risk management expertise; and accounting and finance expertise. The Corporate Governance Committee understands the value of diversity in decision making and has sought and will continue to seek qualified women and members of minority groups as Board candidates.

See page 16 for information on our process for candidate requirements and director nominations.

Recommendation

Our Board recommends a vote “FOR” the election of each of the nominees for director: Sara A.
Greenstein; Michael S. Hanley; Frédéric B. Lissalde; Shaun E. McAlmont; Deborah D. McWhinney;
Alexis P. Michas; Sailaja K. Shankar; and Hau N. Thai-Tang.

Information on Nominees for Directors

The following pages set forth as of March 1, 2024, each of the director nominee’s name, the year in which he or she first became a director of the Company, age, principal occupation, and his or her current directorships in other entities; a narrative description of the director nominee’s experience, qualifications, attributes, and skills; all directorships at public companies and registered investment companies held since March 1, 2019.

Each of the nominees for election has agreed to serve, if elected. All the nominees are currently directors of the Company. If any nominee should become unavailable for election, our Board may designate a substitute nominee, in which event the shares represented by proxies at the meeting will be voted for such substitute nominee, unless an instruction to the contrary is indicated on the proxy card.

2024 Proxy Statement | 11

Election of Directors

Directors and Nominees

Sara A. Greenstein President and Chief Executive Officer, Axel Johnson Inc.

Age: 49 Director Since: 2021 Other Current Public Company Directorships: None BorgWarner Committees: ■ Compensation ■ Corporate Governance (Chair)

Principal Occupation and Directorships

Ms. Greenstein has served as the President and Chief Executive Officer of Axel Johnson Inc. (“Axel Johnson”), a privately held investment company that invests in global manufacturing and service businesses, since June 2022. Prior to Axel Johnson, she was the President, Chief Executive Officer, and Board Member of Lydall, Inc. (NYSE: LDL), a leading global manufacturer of value-added engineered materials and specialty filtration solutions serving the industrial, automotive, agribusiness, and medical markets, from November 2019 to October 2021. Prior to joining Lydall, Inc., Ms. Greenstein served as Senior Vice President of United States Steel Corporation (NYSE: X), an integrated steel producer, where she managed the company’s $4 billion Consumer Solutions business unit from 2014 to November 2019. Prior to United States Steel Corporation, Ms. Greenstein served as President, Supply Chain and Sustainability of UL, LLC (formerly Underwriters Laboratories) from 2012 to 2014 and various other executive roles at UL since 2001.

Ms. Greenstein holds a Bachelor of Science in Business Administration, with a concentration in industrial distribution management, from the Gies College of Business at the University of Illinois, Urbana-Champaign. Ms. Greenstein earned her MBA from the University of Michigan Stephen M. Ross School of Business. From August 2018 to January 2021, she served on the board of directors of Briggs & Stratton Corporation, where she served on its Finance and Nominating and Governance Committees.

Ms. Greenstein brings to the Board her executive leadership skills, including experience as a public company chief executive officer, as well as cybersecurity expertise and her knowledge of public company matters from her service on other public company boards.

Key Attributes, Skills, and Experience

Michael S. Hanley Retired Global Automotive Leader, Ernst & Young LLP

Age: 68 Director Since: 2016 Other Current Public Company Directorships: None BorgWarner Committees: ■ Audit (Chair) ■ Executive

Principal Occupation and Directorships

Mr. Hanley retired as a Partner from Ernst & Young LLP in 2014. He served as the firm’s Global Automotive Leader from 2003 to 2014 and was Senior Advisory Partner or Global Coordinating Partner for many automotive clients during his 24 years as a Partner.

Mr. Hanley holds a Bachelor of Business Administration in accounting from the University of Toledo and is a Certified Public Accountant (Retired). Previously, he served on the board of directors of Shiloh Industries, Inc. from 2014 until the sale of the company in 2020 to private investors.

Mr. Hanley brings to the Board his extensive knowledge of accounting and his financial expertise in the automotive industry including experience in assurance and industry advisory services and global automotive industry strategy and initiatives, as well as his knowledge of public company matters from his service on other public company boards.

Key Attributes, Skills, and Experience

Skills and Experience

Notable Auto Industry Experience	Experience as Chair/CEO of Multi-National Business	Background Contributes to Desired Diversity	Legal/Governance Experience

Non-U.S. Origin	Product or Clean Technology/ Electronics Expertise	Non-Automotive Technology Expertise	Manufacturing Experience

Meets SEC Definition of “Audit Committee Financial Expert”	Environmental/Sustainability Experience	Cybersecurity/Risk Management Expertise

12 |

Election of Directors

Frédéric B. Lissalde President and Chief Executive Officer, BorgWarner Inc.

Age: 56 Director Since: 2018 Other Current Public Company Directorships: Autoliv, Inc. BorgWarner Committees: ■ Executive

Principal Occupation and Directorships

Mr. Lissalde has served as the President and Chief Executive Officer of the Company since August 2018. He was Executive Vice President and Chief Operating Officer of the Company from January 2018 to July 2018. From May 2013 to December 2017, he was Vice President of the Company and President and General Manager of BorgWarner Turbo Systems LLC. Prior to joining BorgWarner, Mr. Lissalde held positions at Valeo and ZF in the areas of program management, engineering, operations, and sales in the United Kingdom, Japan, and France.

Mr. Lissalde holds a Masters of Engineering from ENSAM – Ecole Nationale Supérieure des Arts et Métiers – Paris, and an MBA from HEC Paris. He is also a graduate of executive courses at INSEAD – Institut Européen d’Administration des Affaires, Harvard, and MIT. Mr. Lissalde has served on the board of directors of Autoliv, Inc. (NYSE: ALV) since December 2020. Previously, he served on the board of directors of CLEPA (European Automotive Suppliers’ Association), based in Brussels, Belgium.

Mr. Lissalde brings to the Board his experience and expertise in setting and executing strategic direction; driving business performance, growth, and culture; and integrating purchased companies around the world. In addition, he brings an intimate knowledge of the Company’s operations, its business, and industry.

Key Attributes, Skills, and Experience

Shaun E. McAlmont President and Chief Executive Officer, Ninjio, LLC

Age: 58 Director Since: 2020 Other Current Public Company Directorships: Lee Enterprises, Inc. BorgWarner Committees: ■ Compensation ■ Corporate Governance

Principal Occupation and Directorships

Dr. McAlmont has served as President and Chief Executive Officer of Ninjio, LLC (“Ninjio”), a cybersecurity training company which provides enterprise level awareness training, since January 2022. Prior to Ninjio, he served as the President of Career Learning for Stride, Inc. (NYSE: LRN), a provider of online consumer and corporate talent development programs, from 2018 to October 2021. Prior to joining Stride, he worked as President and CEO of Neumont College of Computer Science (“Neumont”), a for-profit career college, from 2015 to 2017, and previously as CEO and Director of Lincoln Educational Services (NASDAQ: LINC), which includes the Lincoln Tech automotive training institutes. His corporate training and consumer skill development experience are balanced by early career roles in traditional education operations at Brigham Young and Stanford Universities.

Dr. McAlmont holds a Bachelor of Science from Brigham Young University (“BYU”), a Master of Arts in education from the University of San Francisco, and a Doctorate in education from the University of Pennsylvania. At the University of Pennsylvania, he graduated with a rare dual distinction both for his dissertation and for the oral defense of his research on student advising and career development. In addition to his academic and career achievements, Dr. McAlmont is a former NCAA and international athlete. Dr. McAlmont currently serves on the board of Lee Enterprises, Inc. (NASDAQ: LEE). Dr. McAlmont also serves as a member of the BYU Marriott School of Management National Advisory Council.

Dr. McAlmont brings to the Board his executive leadership experience, including proficiency as a public company chief executive officer, as well as expertise in corporate cybersecurity awareness training, human capital management, workforce training and development, and adult education.

Key Attributes, Skills, and Experience

Skills and Experience

Notable Auto Industry Experience	Experience as Chair/CEO of Multi-National Business	Background Contributes to Desired Diversity	Legal/Governance Experience

Non-U.S. Origin	Product or Clean Technology/ Electronics Expertise	Non-Automotive Technology Expertise	Manufacturing Experience

Meets SEC Definition of “Audit Committee Financial Expert”	Environmental/Sustainability Experience	Cybersecurity/Risk Management Expertise

2024 Proxy Statement | 13

Election of Directors

Deborah D. McWhinney Retired Chief Executive Officer of Global Enterprise Payments, Citigroup Inc.

Age: 68 Director Since: 2018 Other Current Public Company Directorships: Franklin Templeton ETF Trust, S&P Global Inc. BorgWarner Committees: ■ Audit ■ Compensation (Chair)

Principal Occupation and Directorships

Ms. McWhinney retired from Citigroup Inc. (NYSE: C), one of the largest financial services firms, in 2014 as Chief Executive Officer of Global Enterprise Payments. She joined Citigroup in 2009 as President of Wealth Management & Personal Banking. Ms. McWhinney also co-chaired Citi Women, an internal program to improve training and sponsorship for women across the group and to develop high potential female executives. Prior to Citigroup, she spent six years as President of Charles Schwab Corp.’s (NYSE: SCHW) division that serves financial advisors and was a member of the Schwab Bank board of directors.

Ms. McWhinney holds a Bachelor of Arts in Communications from the University of Montana. She currently serves on the boards of Franklin Templeton ETF Trust and S&P Global Inc. (NYSE: SPGI). In addition to her public board service, Ms. McWhinney serves as a director of LegalShield and of Fortress Net Lease REIT. She is also on the Board of Trustees for the California Institute for Technology and the Institute for Defense Analyses. Previously, she served on the boards of Fluor Corp (NYSE: FLR), Focus Financial Partners, Inc. (NYSE: FOCS), and Lloyds Banking Group PLC (NYSE: LLOY), where she was Chair of the Cyber and IT Resilience Committee, and Fresenius Medical Company (NYSE: FMS).

Ms. McWhinney brings to the Board her executive leadership skills in developing and implementing global technology services for some of the world’s largest corporations and governments, including her financial expertise, knowledge of cybersecurity matters, and broad understanding of corporate governance matters.

Key Attributes, Skills, and Experience

Alexis P. Michas Non-Executive Chair of the Board, BorgWarner Inc. Managing Partner, Juniper Investment Company, LLC

Age: 66 Director Since: 1993 Other Current Public Company Directorships: AstroNova, Inc., Revvity, Inc. BorgWarner Committees: ■ Executive (Chair)

Principal Occupation and Directorships

Mr. Michas is the founder and has been Managing Partner of Juniper Investment Company, LLC, an investment management firm based in New York, since 2008. Mr. Michas is also a Principal of Aetolian Investors, LLC, a registered Commodity Pool Operator.

Mr. Michas holds a Bachelor of Arts from Harvard College and an MBA from Harvard Business School. Mr. Michas has been the Non-Executive Chairman of Revvity, Inc. (NYSE: RVTY) (formerly PerkinElmer Inc.) since December 2019, has been a director of AstroNova, Inc. (NASDAQ: ALOT) since June 2022, and is a director of Theragenics Corporation, a privately held company. Previously, he also served as the Non-Executive Chairman of the board of directors of Lincoln Educational Services Corporation (NASDAQ: LINC) until 2015 and as a director of Allied Motion Technologies, Inc. (NASDAQ: AMOT) until July 2017.

Mr. Michas brings to the Board his many years of private equity experience across a wide range of industries, and a successful record of managing investments in public companies. Mr. Michas also brings extensive transactional expertise, including mergers and acquisitions, IPOs, debt and equity offerings, and bank financing which provides valuable insight on trends in global debt and equity markets, and the impact of such trends on the capital structure of the Company. The Board also benefits from his corporate governance knowledge of public company matters from his service on other public company boards, including his service as Non-Executive Chair, lead director, and a member of the compensation, governance, audit, finance, and executive committees of such companies. Mr. Michas’ thorough knowledge of the Company and his thorough understanding of the role of boards of directors qualify him to serve on our Board and as our Non-Executive Chair.

Key Attributes, Skills, and Experience

Skills and Experience

Notable Auto Industry Experience	Experience as Chair/CEO of Multi-National Business	Background Contributes to Desired Diversity	Legal/Governance Experience

Non-U.S. Origin	Product or Clean Technology/ Electronics Expertise	Non-Automotive Technology Expertise	Manufacturing Experience

Meets SEC Definition of “Audit Committee Financial Expert”	Environmental/Sustainability Experience	Cybersecurity/Risk Management Expertise

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Election of Directors

Sailaja K. Shankar Senior Vice President, Engineering of the Security Business Group, Cisco Systems, Inc.

Age: 57 Director Since: 2022 Other Current Public Company Directorships: None BorgWarner Committees: ■ Audit ■ Compensation

Principal Occupation and Directorships

Ms. Shankar has served as the Senior Vice President, Engineering of the Security Business Group (SBG) of Cisco Systems, Inc. (NASDAQ: CSCO), a leading global manufacturer of networking hardware, software, telecommunications equipment, and other high-technology services and products, since January 2023. In this role, she is responsible for engineering – including strategy execution and architecture. From September 2021 to January 2023, Ms. Shankar was the Senior Vice President and General Manager of SBG. From June 2021 to September 2021, Ms. Shankar was the Senior Vice President and General Manager of the Cloud and Network Security business unit within SBG. Prior to joining Cisco, Ms. Shankar served as Senior Vice President of Engineering, Enterprise of McAfee Corp. (NASDAQ: MCFE), a computer security software company, where she was responsible for its security and threat defense solutions across endpoint, extended detection and response, data center security, and cloud native application processes, from February 2019 to June 2021, and General Manager of Mobile and ISP Solutions Business Unit from February 2016 to February 2019.

Ms. Shankar holds a Bachelor of Science in Chemistry from Maris Stella College, and a Bachelor and Master of Arts from Andhra University in Mass Communications/Journalism and English Literature, respectively. In 2022, Ms. Shankar received accolades for her executive leadership within the IT industry and beyond and was named among 10 Women Making a Difference in Cybersecurity by CRN, a top technology news and information source for solution providers, IT channel partners, and value-added resellers.

Ms. Shankar brings to the Board her deep experience innovating technological solutions, driving strategic change in global enterprises, and portfolio building experience, including cybersecurity expertise. Ms. Shankar also prides herself on being a champion of diversity, mentoring the next generation of technical women, and is a global advisor with “How Women Lead.”

Key Attributes, Skills, and Experience

Hau N. Thai-Tang Retired Chief Industrial Platform Officer, Ford Motor Company

Age: 57 Director Since: 2023 Other Current Public Company Directorships: None BorgWarner Committees: ■ Audit ■ Corporate Governance

Principal Occupation and Directorships

Mr. Thai-Tang retired from Ford Motor Company (NYSE: F), a global automotive manufacturer, in 2022 as Chief Industrial Platform Officer. In this position, Mr. Thai-Tang led global research and advanced engineering, product development, design, manufacturing engineering, purchasing, and supply chain teams to deliver an industry leading product portfolio of digitally connected ICE and BEV vehicles. Mr. Thai-Tang joined Ford in 1988 and held positions of increasingly significant responsibility. Previous positions included Chief Product Platform and Operations Officer from October 2020 to October 2021; Chief Product Development and Purchasing Officer from July 2017 to October 2020; and Group Vice President of Global Purchasing from August 2013 to July 2017.

Mr. Thai-Tang holds a Bachelor of Science in Mechanical Engineering from Carnegie Mellon University and a Master of Business Administration from the University of Michigan Stephen M. Ross School of Business. He currently serves on the board of Bose Corporation, a private American manufacturing company of audio equipment.

Mr. Thai-Tang brings to the Board extensive automotive industry experience, including his 34-year career at Ford and excellent forward-looking perspective on the industry, particularly the transformation around electrification. In addition to his engineering, product planning, product development, cybersecurity, and technology expertise, Mr. Thai-Tang has a strong operational background, including supply chain and procurement. Mr. Thai-Tang led Ford’s product development and purchasing organizations during its launches of the Mustang-E, F-150 Lightning, Bronco, Maverick, and Puma.

Key Attributes, Skills, and Experience

Skills and Experience

Notable Auto Industry Experience	Experience as Chair/CEO of Multi-National Business	Background Contributes to Desired Diversity	Legal/Governance Experience

Non-U.S. Origin	Product or Clean Technology/ Electronics Expertise	Non-Automotive Technology Expertise	Manufacturing Experience

Meets SEC Definition of “Audit Committee Financial Expert”	Environmental/Sustainability Experience	Cybersecurity/Risk Management Expertise

2024 Proxy Statement | 15

Election of Directors

Director Nominee Requirements

The Corporate Governance Committee seeks to establish and maintain a board that is strong in its collective knowledge and that possesses a diversity of skills, background, and experience in areas that are relevant to guide the Company in the execution of its business strategy, recognizing that these areas may change over time. In considering whether to recommend to the full Board any candidate for inclusion in our Board’s slate of recommended director nominees, the Corporate Governance Committee will consider, among other things, the extent to which candidates possess the following factors:

■	The highest personal and professional ethics, integrity, and values
■	Demonstrated business acumen, experience, and ability to use sound judgment to contribute to effective oversight of the business and financial affairs of the Company
■	Ability to evaluate strategic options and risks, form independent opinions, and state those opinions in a constructive manner
■	Active, objective, and constructive participation at meetings of our Board and its committees
■	Flexibility in approaching problems
■	Open-mindedness on policy issues and areas of activity affecting overall interests of the Company and its stockholders
■	Stature to represent the Company before the public, stockholders, and various others who affect the Company
■	Involvement only in activities and interests that do not create a conflict with the director’s responsibilities to the Company and its stockholders
■	Willingness to objectively appraise management performance in the interest of the stockholders
■	Interest and availability of time to be involved with the Company and its employees over a sustained period
■	Ability to work well with others, with deep and wide perspective in dealing with people and situations, and respect for the views of others
■	A reasoned and balanced commitment to the social responsibilities of the Company
■	Contribution to our desired diversity and balance of our Board
■	Willingness of independent directors to limit public company board service to four or fewer boards (any exceptions would require Corporate Governance Committee approval)
■	Willingness to tender, promptly following the annual meeting at which they are elected or re-elected as director, an irrevocable resignation that will be effective upon (i) the failure to receive the required vote at the next annual meeting at which they face re - election, and (ii) our Board’s acceptance of such resignation
■	Willingness to provide all information, including completion of a questionnaire, required by the Company’s Amended and Restated By-laws (“By-laws”)

Nomination Process and Evaluation

The Corporate Governance Committee accepts candidate recommendations and referrals from a variety of sources, including stockholders, directors, management, search firms, and other sources. An overview of the process undertaken by the Corporate Governance Committee when evaluating candidates includes:

■Use of a skills matrix to identify specific attributes desired to be represented on our Board
■An assessment of the candidates’ freedom from conflicts of interest and independence
■Consideration of the narrowed pool of candidates’ qualifications, expertise, and cognitive diversity
■Qualified candidates are discussed and interviewed by the Corporate Governance Committee, Non-Executive Chair, and CEO
■The Corporate Governance Committee recommends nominees to the full Board
■The full Board selects nominees
■Stockholders vote on nominees at annual stockholders’ meetings
■The Corporate Governance Committee evaluates the full Board, its committees, and individual directors annually

16 |

Election of Directors

Board Refreshment

We routinely assess the Board’s composition to ensure we have the right mix of attributes, experiences, perspectives, qualifications, and skills to maximize our Board’s potential. We believe the Company, our employees, our stockholders, and our other stakeholders benefit from continuity of longer-tenured directors complemented by the fresh perspectives of newer directors. Over the last six years, our Board has undergone significant refreshment, resulting in a lower average tenure and broad diversity of backgrounds.

Corporate Governance Principles and Board Matters

Independence of the Directors

Our Board has determined that all Board members meet the independence requirements of the New York Stock Exchange (“NYSE”), except for Mr. Lissalde, our President and CEO. Under the Company’s Corporate Governance Guidelines (available at www.borgwarner.com/investors/corporate-governance), a director will not be considered independent unless our Board determines that such director does not have a material relationship with the Company. In addition, the Company’s Corporate Governance Guidelines provide, among other things, that:

■

A director who is an employee, or whose immediate family member is an executive officer, of the Company is not “independent” until three years after the end of such employment relationship.

■ A director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not “independent” until three years after he or she stops receiving more than $120,000 per year in such compensation.

■ A director who is affiliated with or employed by, or whose immediate family member is a current partner of, the internal or external auditor of the Company, is a current employee of such a firm and personally works on the Company’s audit or was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit at that time, is not “independent” until three years after the end of the affiliation or the employment or auditing relationship.

■ A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee, is not “independent” until three years after the end of such service or the employment relationship.

■ A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount that, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold.

■ A director who is not considered independent by relevant statute or regulation is not “independent.”

No director nominee, director, or executive officer is related to any other director nominee, director, or executive officer (or to any director or executive officer of any of the Company’s subsidiaries) by blood, marriage, or adoption. There are no arrangements or understandings between any nominee or any of our directors or executive officers or any other person pursuant to which that nominee or director or executive officer was nominated or elected as a director of the Company or any of its subsidiaries. No director or executive officer of the Company is party to, or has any material interests in, any material legal proceedings that are adverse to the Company or its subsidiaries.

2024 Proxy Statement | 17

Election of Directors

Board Leadership Structure

Our Board currently separates the roles of Chair and Chief Executive Officer. Mr. Michas, an independent director, is Non-Executive Chair and Mr. Lissalde is President and CEO. Our Board believes that separating the Chair and CEO positions provides the most appropriate leadership structure for the Company at this time. Our Board further believes separation of the Chair and CEO positions takes best synergetic advantage of the talents of two leaders and allows Mr. Lissalde to devote his full attention to focusing on his responsibilities as CEO without the additional responsibilities of Chair. The Non-Executive Chair focuses on:

■	The effectiveness and independence of our Board, including providing independent oversight of the Company’s management and affairs on behalf of the Company’s stockholders
■	Serving as the principal liaison between the Company’s management and the independent directors
■	Contributing to agenda planning and chairing the executive session of non-employee directors at each regularly scheduled Board meeting
■	Facilitating discussion among the independent directors on key issues and concerns outside of Board meetings
■	Consulting with the CEO and independent directors regarding Board agenda items
■	Approving the scheduling of Board meetings and approving the agenda and materials for each Board meeting and executive session of our Board’s non-employee, independent directors
■	Presiding over all meetings of our Board
■	Communicating with stockholders when appropriate
■	Overseeing the CEO, full Board, and individual director evaluation processes with the Corporate Governance Committee
■	Other responsibilities that the independent directors as a whole might designate from time to time

Our Board recognizes that no single leadership model is right for all companies at all times. Our Board has reserved the discretion to determine the most appropriate leadership structure for the Company, and our Board periodically reviews the leadership structure.

18 |

Election of Directors

Please find below our director nominees’ principal areas of expertise and attributes.

Board Nominee Skills and Attributes

	GREENSTEIN	HANLEY	LISSALDE	MCALMONT	MCWHINNEY	MICHAS	SHANKAR	THAI-TANG
Notable Auto Industry Experience Has either long (measured in years) or high-level experience in the original equipment vehicle manufacture or vehicle systems or component supply business	•	•	•					•
Experience as Chair/CEO of Multi-National Business Serves as or has served as Chair or Chief Executive Officer of a corporation that does or did business on more than one continent	•		•	•	•	•
Background Contributes to Desired Diversity Cultural, ethnic, or geographic background increases the diversity of such backgrounds represented on the Board	•			•	•		•	•
Legal/Governance Experience Current or former member of corporate governance committee of a public company or advised a public company on corporate governance matters	•				•	•
Non-U.S. Origin Was born outside of the United States			•	•			•	•

Product or Clean Technology/Electronics Expertise
Holds one or more degrees in engineering or has acquired specialized technical knowledge in industry-relevant product design and development, electronic controls, or ground propulsion technology

			•					•

Non-Automotive Technology Expertise
Has served as a leader in technology, strategy, or innovation in a mid-cap or larger multi-national company or currently does so. Experience in disruptive technology is also desired

	•			•	•		•
Manufacturing Experience Participated in or directly oversaw manufacturing operations during a significant portion of their career or currently does so	•		•					•

Meets SEC Definition of “Audit Committee Financial Expert”
As determined by our Board, qualifies as an “Audit Committee Financial
Expert” as defined in U.S. Securities and Exchange Commission (“SEC”) rules

	•	•			•	•	•	•
Environmental/Sustainability Experience Has either long (measured in years) or high-level experience in assessing environmental compliance and overseeing responsible long-term value creation	•		•	•	•	•		•
Cybersecurity/Risk Management Expertise Has either long (measured in years) or high-level experience in providing effective oversight of risk management (including cybersecurity) procedures	•	•		•	•		•	•

2024 Proxy Statement | 19

Election of Directors

Board Committees

Our Board held five meetings during 2023. Each of the directors attended at least 75% of the meetings of our Board and each committee on which he or she served. Our Corporate Governance Guidelines state our policy that directors are expected to use their best efforts to personally attend the Company’s Annual Meeting of Stockholders. If a director cannot attend meetings in person due to travel issues, schedule conflicts, or similar reasons, the director may attend by phone or via a virtual meeting platform. All directors serving at the time of the 2023 Annual Meeting of Stockholders attended the meeting.

Our Board has a standing Audit Committee, Compensation Committee, Corporate Governance Committee, and Executive Committee. The charters for each committee can be found on the Company’s website at www.borgwarner.com/investors/corporate-governance. The responsibilities of our Board committees are set forth in their charters, which are reviewed at least annually. The chart below details the Committees upon which our directors serve.

	Age	Director Since	Independent	Audit	Compensation	Corporate Governance	Executive
Sara A. Greenstein	49	2021			•	•
Michael S. Hanley	68	2016		•			•
Frédéric B. Lissalde	56	2018					•
Shaun E. McAlmont	58	2020			•	•
Deborah D. McWhinney	68	2018		•	•
Alexis P. Michas*	66	1993					•
Sailaja K. Shankar	57	2022		•	•
Hau N. Thai-Tang	57	2023		•		•
* Director Michas served on the Corporate Governance Committee from April 27, 2022 until November 8, 2023.						• Member	• Chair

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Election of Directors

The following profiles reflect the composition of each Board committee, as of March 15, 2024.

Audit Committee

5 MEETINGS IN 2023
Hanley (Chair)	McWhinney	Shankar	Thai-Tang

The Audit Committee Charter provides that the Audit Committee will, among other things, assist the full Board in fulfilling our Board’s oversight responsibility relating to:

■
Ensuring the quality and integrity of the accounting, auditing, financial reporting, and risk management practices of the Company
■
Overseeing the appointment, compensation, retention, and oversight of the independent registered public accounting firm
■
Monitoring the independent registered public accounting firm’s qualifications, independence, and work (including resolving any disagreements between the Company’s management and the independent registered public accounting firm regarding financial reporting)
■
Providing pre-approval of all services to be performed by the independent registered public accounting firm
■
Monitoring the performance of the Company’s internal audit function and compliance with legal and regulatory requirements and reviewing, on behalf of our Board, the Company’s risk management programs
■
Overseeing the quality and integrity of the accounting, auditing, financial reporting and risk management practices of the Company, including as it relates to cybersecurity, and assessing the Company’s compliance with ESG-related disclosure requirements

In October 2023, the Audit Committee reviewed the Audit Committee Charter and recommended to our Board that it was not necessary to make changes to it. Stockholders can find the current charter on the Company’s website at www.borgwarner.com/investors/corporate-governance.

Each member of the Audit Committee meets the independence requirements set by the NYSE, Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC. The Audit Committee has four members who are qualified as an audit committee financial expert as defined by the rules and regulations of the SEC: Mr. Hanley (who serves as Chair), Ms. McWhinney, Ms. Shankar, and Mr. Thai-Tang. None of the Audit Committee members simultaneously serve on the audit committees of more than two other public companies.

2024 Proxy Statement | 21

Election of Directors

Compensation Committee

6 MEETINGS IN 2023
McWhinney (Chair)	Greenstein	McAlmont	Shankar

The Compensation Committee Charter provides that the Compensation Committee will, among other things, assist our Board in fulfilling its oversight responsibility relating to:

■
Reviewing and approving the Company’s stated executive compensation philosophy and strategy to ensure that members of management are rewarded appropriately for their contributions to corporate growth and value creation and that the executive compensation strategy supports corporate objectives and stockholder interests
■
Reviewing and approving CEO and other executive officer remuneration and compensation plans, and supervising the administration of these plans
■
Ensuring that the compensation of executive officers is internally equitable, is externally competitive, motivates executive officers toward the achievement of business objectives, and aligns their focus with the long-term interests of Company stockholders
■
Overseeing human capital management, including DE&I, and assesses whether ESG goals, if appropriate, are effectively reflected in executive compensation

The Compensation Committee may form and delegate authority to subcommittees as it deems appropriate.

In July 2023, the Compensation Committee reviewed the Compensation Committee Charter and recommended to our Board that it was necessary to make changes to it, including defining the Compensation Committee’s role in determinations relating to the Company’s clawback policy. Stockholders can find the current charter reflecting those changes on the Company’s website at www.borgwarner.com/investors/corporate-governance.

22 |

Election of Directors

Corporate Governance Committee

4 MEETINGS IN 2023
Greenstein (Chair)	McAlmont	Thai-Tang
* Director Michas served on the Corporate Governance Committee from April 27, 2022 until November 8, 2023.

The Corporate Governance Committee Charter provides that the Corporate Governance Committee will assist our Board in fulfilling its oversight responsibility by:

■
Recommending Board composition and structure
■
Developing and recommending appropriate corporate governance principles, including the nature, duties, and powers of Board committees
■
Recommending the term of office for directors and committee members
■
Reviewing and recommending qualified persons to be nominated for election or re-election as directors, including stockholders’ suggestions for Board nominations
■
Recommending the emergency successor to the CEO
■
Considering any requests for waivers of application of the Company’s Code of Ethical Conduct
■
Analyzing and approving any related person transactions
■
Overseeing the Company’s sustainability strategy, policies, and procedures, including corporate responsibility matters
■
Receiving, reviewing, and considering stakeholder feedback on ESG topics
■
Ensuring that there is ESG expertise on the Board and awareness of ESG risks and opportunities

The Corporate Governance Committee also establishes criteria for Board and committee membership, evaluates Company policies relating to the recruitment of directors, and oversees the evaluation of our Board, its committees, and management. The Corporate Governance Committee, subject to Board approval, also determines directors’ fees and reimbursable expenses and makes appropriate recommendations to the Board in light of corporate governance developments.

The Corporate Governance Committee will consider nominees for our Board from a variety of sources, including current directors, management, retained third-party search firms, and stockholders.

Stockholder-recommended candidates and stockholder nominees whose nominations comply with the required procedures and who meet the criteria referred to in this Proxy Statement will be evaluated by the Corporate Governance Committee in the same manner as the Corporate Governance Committee’s candidates.

In July 2023, the Corporate Governance Committee reviewed the Corporate Governance Committee Charter and recommended to our Board that it was necessary to make changes to it, including defining the Corporate Governance Committee’s role in the composition of each committee and the review of director compensation. Stockholders can find the current charter on the Company’s website at www.borgwarner.com/investors/corporate-governance.

2024 Proxy Statement | 23

Election of Directors

Executive Committee
THE EXECUTIVE COMMITTEE DID NOT MEET DURING 2023

Michas (Chair)	Hanley	Lissalde
* Director Michas served on the Corporate Governance Committee from April 27, 2022 until November 8, 2023.

The Executive Committee is empowered to act for the full Board during intervals between Board meetings when telephonic or virtual meetings cannot reasonably be arranged, except for certain matters that by law may not be delegated.

24 |

Election of Directors

Risk Oversight

Oversight of risk is an evolving process. Management, through the Company’s internal enterprise risk management committee (the “ERM Committee”), assesses the degree to which risk management is integrated into business processes throughout the organization. While our Board has ultimate responsibility for oversight of the Company’s risk management practices, the Audit, Compensation, and Corporate Governance Committees of our Board contribute to the risk management oversight function.

Board of Directors

Regularly and continually receives information, including risk assessment and management reports from the internal ERM Committee, intended to apprise it of the strategic, operational, commercial, financial, legal, health and safety, and compliance risks the Company faces.

▼

Audit	Compensation	Corporate Governance
■
Focuses on financial and compliance risk, including internal controls and cybersecurity risk management practices, and receives risk assessment and management reports from the Company’s information technology and internal audit functions.
■
Receives, reviews, and discusses regular reports concerning risk identification and assessment, risk management policies and practices, and mitigation initiatives, to assure that the risk management processes designed and implemented by the Company are adapted to the Company’s strategy, are functioning as expected, and comply with legal and regulatory requirements.
	■ Strives to adopt compensation incentives that encourage appropriate risk-taking behavior that is consistent with the Company’s long-term business strategy and objectives.	■ Oversees risk management practices in its domain, including director candidate selection, governance, sustainability, and succession matters.

Management
■
Assesses the degree to which risk management is integrated into business processes and continually seeks opportunities to further engrain enterprise risk management into business processes throughout the organization.

The ERM Committee is overseen by the Company’s Executive Vice President, Chief Financial Officer and Executive Vice President, Chief Administrative Officer, General Counsel and Secretary (together, the “Executive Champions”). The Executive Champions set the tone and expectations for enterprise risk management throughout the Company. The ERM Committee is comprised of the Company’s Vice President, Chief Accounting Officer; Vice President, Treasurer; Vice President, Internal Audit; Vice President, Chief Compliance Officer; Vice President, Chief Information Officer; Assistant Controller; and Director, Risk Management. Given their roles with the Company, the members are well positioned to provide the ERM Committee with the information necessary to properly identify, manage, and monitor material risks associated with our business processes. The ERM Committee works closely with business unit representatives, who coordinate and promote enterprise risk management activities within their respective business units.

Our Board actively encourages management to continue to drive opportunities to evolve its ERM processes. In 2023, our Board reviewed the Company’s continued enhancement of its enterprise risk management governance infrastructure, processes, integration, communications, and sustainability policies and practices. The members of the ERM Committee have direct access to the Audit, Compensation, and Corporate Governance Committees and our Board.

2024 Proxy Statement | 25

Election of Directors

Executive Sessions

The non-employee directors meet in executive sessions without the presence of any corporate officer or member of management in conjunction with regular meetings of our Board. Non-Executive Chair Michas is the current presiding director. Except for our Executive Committee, the committees of our Board also meet in executive sessions without the presence of any corporate officer or members of management in conjunction with regular meetings of the committees. Interested parties can make compliance concerns known directly to the non- management directors on-line at compliancehotline.borgwarner.com or by toll-free call to 1-800-461-9330.

Stockholder Communication with the Board

Stockholders interested in communicating with the Non-Executive Chair or with non-management directors may do so by writing to such director, in care of our Secretary, 3850 Hamlin Road, Auburn Hills, Michigan, 48326. The Investors section on our website located at www.borgwarner.com/investors/corporate-governance lists the current members of our Board. We open and forward mail to the director or directors specified in the communication.

Certain Relationships and Related Person Transactions

The Company has a written policy concerning related person transactions under which the Corporate Governance Committee is responsible for review and disapproval or approval of any related party transactions in which a director, nominee for director or executive officer, or immediate family member of any of them has a material interest.

26 |

PROPOSAL 2 Approve, on an Advisory Basis, the Compensation of Our Named Executive Officers

BorgWarner seeks a non-binding advisory vote from its stockholders to approve the compensation of its NEOs as described and disclosed in the Compensation Discussion and Analysis section beginning on page 30 and the Executive Compensation Tables section beginning on page 51 in accordance with the executive compensation disclosure rules in Item 402 of the SEC’s Regulation S-K. Consistent with the requirements of Section 14A of the Exchange Act, the vote on this proposal is not intended to address any specific element of compensation but, rather, the overall compensation of our NEOs and the philosophy, policies, and practices described in this Proxy Statement.

While this vote is advisory, and not binding on our Company, it provides valuable information to our Compensation Committee. Our Board and the Compensation Committee value the opinions of our stockholders.

The Compensation Committee believes that its 2023 compensation decisions and our executive compensation program align the interests of stockholders and executives by emphasizing variable, at-risk compensation largely tied to measurable performance goals utilizing an appropriate balance of short-term and long-term objectives, while at the same time avoiding unnecessary or excessive risk taking. We maintain the highest level of oversight of our executive compensation program. Our Board, Non-Executive Chair, CEO, and Chief Human Resources Officer engage in a rigorous talent review process annually to address succession and executive development for our CEO and other key executives. We closely monitor the compensation program and pay levels of executives from other companies that we believe to be similar to BorgWarner in business characteristics and economics.

Recommendation Our Board recommends a vote “FOR” the approval, by advisory vote, of the compensation of our NEOs.

2024 Proxy Statement | 27

Highlights of the 2023 Executive Compensation Program

Base Salary
■ Base pay is the initial salary paid, excluding benefits, bonuses, and pay increases
■
Reviewed annually, adjusted as appropriate to align with median-market levels (50th percentile of the Company’s peer group discussed on page 40) with actual salaries reasonably below or above the median considering scope of responsibilities and experience, development opportunity, changes in responsibilities, and individual and business performance

Annual Cash Incentive

■
The Management Incentive Plan (“MIP”) is our cash-based, annual incentive plan for executives
■
Reviewed annually, adjusted as appropriate to align with median-market levels (50th percentile of the Company’s peer group) with annual cash incentive targets, expressed as a percentage of base salary, reasonably below or above the median considering scope of responsibilities and experience, development opportunity, changes in responsibilities, and individual and business performance
■
Variable pay component focused on short-term annual objectives that demonstrate the strength of the business over the long term
■
The targets for 2023 for Adjusted Operating Margin and Free Cash Flow were set contemplating the successful spin-off of our former Fuel Systems and Aftermarket segments into a separate, publicly traded company, PHINIA

■
50% based on Adjusted Operating Margin, which measures the Company’s profitability relative to the sales it generates. For 2023, there was no payout for AOM below 9.0%, a 100% payout for AOM of 9.5%, and maximum payout for AOM that equaled or exceeded 10.0%
■
50% based on Free Cash Flow, which is an important measure of how much operating cash flow the Company generates net of capital expenditures that allows the Company to pursue opportunities that enhance stockholder value. For 2023, there was no payout for FCF below $340 million, a 100% payout for FCF of $440 million, and maximum payout for FCF that equaled or exceeded $540 million
■
The Compensation Committee may modify the annual payout upwards or downwards up to 10% of MIP Target awards for non-financial performance. Annual payout remains capped at 200% of target

Long-Term Equity Incentive

■
Reviewed annually, adjusted as appropriate to align with median-market levels (50th percentile of the Company’s peer group) with target long-term equity incentives reasonably below or above the median considering scope of responsibilities and experience, development opportunity, changes in responsibilities, and individual and business performance
■
One third of the total value of target long-term incentive opportunity in Restricted Shares
■
50% vesting after two years and the remainder vesting after three years
■
Two thirds of the total value of target long-term incentive opportunity in Performance Shares
■
25% based on eProducts Revenue Mix (as defined on page 45) measured at the end of a three-year performance period
■
25% based on eProducts Revenue (as defined on page 45) measured at the end of a three-year performance period
■
25% based on Cumulative Free Cash Flow (as defined on page 45) measured over a three-year performance period
■
25% based on Relative TSR (as defined on page 45) measured over a three-year performance period

■
For the 2023-2025 performance period:
■
There is no payout for an eProducts Revenue Mix below 18.0%, a 100% payout for an eProducts Revenue Mix of 24.0%, and maximum payout for an eProducts Revenue Mix that equals or exceeds 30.0%
■
There is no payout for eProducts Revenue below $3.2 billion, a 100% payout for eProducts Revenue of $4.3 billion, and maximum payout for eProducts Revenue that equals or exceeds $5.4 billion
■
There is no payout for Cumulative Free Cash Flow below $1.5 billion, 100% payout for Cumulative Free Cash Flow of $1.8 billion, and maximum payout for Cumulative Free Cash Flow that equals or exceeds $2.1 billion
■
There is no payout for Relative TSR performance below the 25th percentile, 100% payout for Relative TSR Performance at median, and maximum payout for Relative TSR performance at or above the 75th percentile

28 |

Highlights of the 2023 Executive Compensation Program

2023 CEO Target Direct Compensation

The graphic below represents the 2023 target direct compensation of Frédéric B. Lissalde, our President and Chief Executive Officer. Approximately 90% of his target direct compensation was tied to performance, with the majority linked to long-term growth and stockholder returns. A significant portion of the target direct compensation of all the NEOs is at-risk and dependent upon the achievement of rigorous and objective performance requirements. In 2023, between 83%-90% of the NEOs’ target direct compensation was at-risk.

■
Base Salary
■
Comprised 10% of total
compensation
■
Remaining 90% of
compensation was at-risk
■
Annual Incentive
■
Drives achievement of key
business results
■
Incentivizes delivery of key
short-term business
objectives
■
Based on achievement
of AOM% and FCF,
demonstrating strength of
business
■
Includes a performance modifier that allows the Compensation Committee to modify the annual payout upwards or downwards up to 10% of MIP Target awards. Annual payout remains capped at 200% of target
o
For 2023, the Compensation Committee did not apply the performance modifier

■
Long-Term Incentive
■
Aligns management interests with our stockholders’
■
Supports talent retention
■
Significant portion was performance based

■

Two Thirds of Total Value of Target Long-Term Incentive Opportunity
Performance shares divided among eProducts Revenue Mix (25%), eProducts Revenue (25%), Cumulative Free Cash Flow (25%), and Relative Total Stockholder Return (25%), vesting at the end of a three-year performance period

■

One Third of Total Value of Target Long-Term Incentive Opportunity
Restricted shares vest 50% after two years and the remainder vest after three years

Refer to page 35 for 2023 Key Compensation Decisions.

Accordingly, for the reasons we discuss above and in the “Compensation Discussion and Analysis” section, our Board recommends that stockholders vote in favor of the compensation of our NEOs as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion.

The votes cast “for” this proposal must exceed the votes cast “against” this proposal for approval of the compensation of our NEOs, assuming that a quorum is present. For purposes of determining the advisory vote regarding this proposal, abstentions and broker non-votes do not constitute a vote “for” or “against” the proposal and will be disregarded in the calculation of “votes cast.” Proxies solicited by our Board will be voted “for” approval of the compensation unless a stockholder specifies otherwise.

We currently hold advisory votes on the compensation of NEOs on an annual basis and intend to hold the next such vote at the 2025 Annual Meeting of Stockholders.

2024 Proxy Statement | 29

Compensation Discussion and Analysis

31	Introduction	47	Other Executive Compensation Practices, Policies, and Guidelines
31	Our Named Executive Officers	47	Stock Ownership Guidelines
34	Executive Summary	47	Clawback Policy
34	2023 Performance Highlights	47	Short Sales, Pledging, and Hedging
35	2023 Key Compensation Decisions	47	Executive Benefits and Perquisites
36	Stockholder Engagement	48	Employment Agreement with CEO
36	Leading Compensation Governance Practices	49	Change of Control Agreements and Transitional Income Plan
36	PHINIA Disposition	49	Compensation Risk Management
37	What Guides Our Program	49	Tax Deductibility of Compensation
37	Compensation Philosophy and Objectives	50	Compensation Committee Report
38	Principal Elements of Compensation	50	Compensation Committee Interlocks and Insider Participation
39	The Decision-Making Process	51	Executive Compensation Tables
39	The Role of the Compensation Committee	51	Fiscal Year 2023 Summary Compensation Table
39	The Role of Management	52	All Other Compensation Table
39	The Role of the Independent Compensation Consultant	53	Grants of Plan-Based Awards in 2023
40	The Role of Peer Groups	54	Outstanding Equity Awards at Fiscal 2023 Year End
41	2023 Executive Compensation Program in Detail	55	Option Exercises and Stock Vested in 2023
41	Base Salary	55	Pension Benefits
41	Management Incentive Plan	56	Non-Qualified Deferred Compensation
41	2023 MIP Target Award Opportunities	57	Potential Payments Upon Termination or Change of Control
41	2023 MIP Performance Goals and Results	57	Change of Control Employment Agreements
43	2023 MIP Performance Modifier	58	Terminations Not Related to a Change of Control
43	2023 MIP Payouts	58	CEO Pay Ratio
44	Long-Term Equity Incentives	59	Pay Versus Performance
44	2021-2023 Performance Share Awards Earned	62	Director Compensation
45	2023-2025 Performance Share Awards
46	Restricted Stock
46	Treatment of Equity in the Event of a Change of Control

30 |

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis (“CD&A”), explains the executive compensation program for the Company’s named executive officers (“NEOs”), listed below. This CD&A also describes the Compensation Committee’s process for making pay decisions, as well as its rationale for specific decisions related to 2023 compensation for the NEOs. The below section sets out the biographies for each of our Named Executive Officers as well as their Target Direct Compensation (i.e., the total of their base salaries, target bonus, and target long-term incentive awards) and their compensation at-risk.

Our Named Executive Officers

Frédéric B. Lissalde President and Chief Executive Officer

Age: 56 Employee Since: 1999

Biography

Mr. Lissalde has served as the President and Chief Executive Officer of the Company since August 2018. He was Executive Vice President and Chief Operating Officer of the Company from January 2018 to July 2018. From May 2013 to December 2017, he was Vice President of the Company and President and General Manager of BorgWarner Turbo Systems LLC.

Prior to joining BorgWarner, Mr. Lissalde held positions at Valeo and ZF in the areas of program management, engineering, operations, and sales in the United Kingdom, Japan, and France.

Mr. Lissalde holds a Masters of Engineering from ENSAM – Ecole Nationale Supérieure des Arts et Métiers – Paris, and an MBA from HEC Paris. He is also a graduate of executive courses at INSEAD – Institut Européen d’Administration des Affaires, Harvard, and MIT. Mr. Lissalde has served on the board of directors of Autoliv, Inc. (NYSE: ALV) since December 2020. Previously, he served on the board of directors of CLEPA (European Automotive Suppliers’ Association), based in Brussels, Belgium. Mr. Lissalde brings to the Board his experience and expertise in setting and executing strategic direction; driving business performance, growth, and culture; and integrating purchased companies around the world. In addition, he also brings an intimate knowledge of the Company’s operations, its business, and industry.

2023 Target Direct Compensation Highlights

Kevin A. Nowlan Executive Vice President and Chief Financial Officer

Age: 52 Employee Since: 2019

Biography

Mr. Nowlan served as our Executive Vice President and Chief Financial Officer from April 2019 until March 1, 2024 and is expected to continue in an advisory capacity through April 1, 2024, after which date he will retire.

Prior to joining BorgWarner, he was Senior Vice President and President, Trailer, Components and Chief Financial Officer of Meritor, Inc., a commercial truck and industrial supplier, from March 2018 to March 2019. Mr. Nowlan joined Meritor in 2007 and served in a variety of finance roles before becoming Senior Vice President and Chief Financial Officer in May 2013. Prior to Meritor, Inc., Mr. Nowlan worked for GMAC and The General Motors Company’s Treasurer’s Office for 12 years in a variety of roles.

Mr. Nowlan holds a Bachelor of Arts in economics, political science, and history and earned an MBA from the University of Michigan Stephen M. Ross School of Business. Mr. Nowlan has served on the board of directors of the Federal Reserve Bank of Chicago Detroit Branch since January 2022.

2023 Target Direct Compensation Highlights

2024 Proxy Statement | 31

Compensation Discussion and Analysis

Joseph F. Fadool Vice President, BorgWarner Inc. and President and General Manager, BorgWarner Emissions, Thermal and Turbo Systems

Age: 58 Employee Since: 2010

Biography

Mr. Fadool has been Vice President of the Company and President and General Manager of BorgWarner Emissions Systems LLC, BorgWarner Thermal Systems Inc., and BorgWarner Turbo Systems LLC since October 2019. He was Vice President of the Company and President and General Manager of BorgWarner Turbo Systems LLC from May 2019 to October 2019. He was Vice President of the Company and President and General Manager of BorgWarner Emissions Systems LLC and BorgWarner Thermal Systems Inc. from January 2017 to May 2019. He was Vice President of the Company and President and General Manager of BorgWarner Ithaca LLC (d/b/a BorgWarner Morse Systems) from July 2015 until December 2016. From May 2012 to July 2015, he was the Vice President of the Company and President and General Manager of BorgWarner Morse TEC Inc.

Prior to joining BorgWarner, Mr. Fadool worked at Continental Automotive Systems as Vice President for North American Electronic Operations. He previously held various positions with increasing responsibility at Continental and Siemens VDO Automotive since 1996 including general management, operations, sales, and program management. Prior to joining Continental, he spent seven years with Ford Motor Co., where he was involved in project management, product development, and the launches of several major vehicles, including the Mustang and Taurus programs.

Mr. Fadool holds a Bachelor of Science in electrical engineering from Lawrence Technological University and earned a Master of Science in computer and electronic controls from Wayne State University.

2023 Target Direct Compensation Highlights

Stefan Demmerle Vice President, BorgWarner Inc. and President and General Manager, BorgWarner PowerDrive Systems

Age: 59 Employee Since: 2012

Biography

Dr. Demmerle has been Vice President of the Company and President and General Manager of BorgWarner PDS (USA) Inc. (formerly known as BorgWarner TorqTransfer Systems Inc.) since September 2012 and President and General Manager of BorgWarner PDS (Indiana) Inc. (formerly known as Remy International, Inc.) since December 2015.

Prior to joining BorgWarner, Dr. Demmerle served as Vice President of the powertrain electronics business at Continental from 2010 to 2012 after leading Continental Diesel Systems (formerly known as Siemens Diesel Systems Technology) as President and CEO from 2006 to 2010. He previously held positions of increasing responsibility within Siemens VDO Automotive in the transmission and engine electronics businesses both in France and worldwide. Dr. Demmerle began his career in France with assignments in sales and program management for automotive engine components.

Dr. Demmerle holds a Master of Science in Mechanical Engineering from the Technical University of Munich, Germany, as well as a Ph.D. in Mechanical Engineering from the Institut Polytechnique de Grenoble, France.

2023 Target Direct Compensation Highlights

32 |

Compensation Discussion and Analysis

Tonit M. Calaway Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

Age: 56 Employee Since: 2016

Biography

Ms. Calaway has been Executive Vice President, Chief Administrative Officer, General Counsel and Secretary since October 2020 and oversees the Legal, Government Affairs, Real Estate, Facilities, Security, and Aviation Departments. Prior to that, she served as Executive Vice President, Chief Legal Officer and Secretary of BorgWarner Inc. from August 2018 until October 2020 and was responsible for the Legal Department. Previously, Ms. Calaway served as Executive Vice President and Chief Human Resources Officer since 2016, where she managed all aspects of human resources for employees around the globe, including compensation and benefits, talent management, labor, employment, and related management issues.

Prior to joining BorgWarner, Ms. Calaway held various positions during her 18-year career at Harley-Davidson, Inc. in Milwaukee, Wisconsin. Most recently, she served as Vice President of Human Resources, where she guided company-wide leadership development, compensation and benefits, labor relations and diversity initiatives, and as President of The Harley-Davidson Foundation. A securities attorney by training, Ms. Calaway rose through the legal department, serving as Associate General Counsel – Motor Company Operations, Assistant General Counsel, Chief Compliance Counsel, and Assistant Secretary.

Ms. Calaway holds a Bachelor of Arts from the University of Wisconsin – Milwaukee and received her juris doctorate from the University of Chicago Law School. In addition, she holds an honorary doctor of corporate and community relations degree from the University of Wisconsin-Milwaukee. She is a member of the State Bar of Wisconsin. Ms. Calaway currently serves on the boards of Air Products and Chemicals, Inc. (NYSE: APD) and W.P. Carey Inc. (NYSE: WPC). Ms. Calaway previously served on the board of Astronics Corporation (NASDAQ: ATRO).

2023 Target Direct Compensation Highlights

2024 Proxy Statement | 33

Compensation Discussion and Analysis

Executive Summary

2023 Performance Highlights

At BorgWarner, we strongly believe that pay should be linked to Company performance – even in tough times. Despite the ongoing inflationary pressures and downward pressures on the EV market we faced in 2023, the Company performed well. As a result of strong sales and margin performance, we delivered results near or above the top end of guidance for both Adjusted Operating Margin, or AOM, and Free Cash Flow, or FCF, that we communicated at our Investor Day in June 2023. We delivered AOM of 9.63% and FCF at $581 million for purposes of the Management Incentive Plan, or MIP, which is our cash-based, annual incentive plan for executives.

In addition to strong financial results, BorgWarner accomplished important strategic objectives, including the successful completion of the spin-off of its Fuel Systems and Aftermarket segments into a separate, publicly traded company named PHINIA Inc. (“PHINIA”), which was part of the multi-year, initial Charging Forward strategy to accelerate its transition to electrification.

The Company also completed the acquisition of Eldor to expand its offering in high-voltage power electronics beyond the inverter, enabling opportunities in the high-voltage box and on-board charger market and successfully integrated the SSE acquisition, which is expected to complement the Company’s existing European and North American charging footprint by adding a presence in China.

Looking to the future, the Company successfully launched its Charging Forward 2027 strategy, which focuses on advancing its position as a leader in eProducts, while maximizing the value of its portfolio of combustion products (“Foundational Products”).

34 |

Compensation Discussion and Analysis

2023 Key Compensation Decisions

Below is a summary of the key compensation decisions that the Compensation Committee made for fiscal 2023:

■	Base Salary: As part of the annual strategic review of base salaries, the Compensation Committee determined the compensation of our executive management team, which we refer to as the Strategy Board, including the NEOs, and increased base salaries effective April 1, 2023. For compensation decisions relating to executive officers other than our CEO, our Compensation Committee considered the recommendations from our CEO. We provide details on page 41.
■	Annual Incentives: From a financial performance perspective, the Company delivered AOM of 9.63%, which was above the target that we set under our MIP for 2023. This resulted in a payout of 126% for the AOM portion of the MIP award. For purposes of the MIP calculation, which excludes the impact of the SSE and Eldor acquisitions, the Company also generated $581 million of Free Cash Flow. As a result of this performance, there was a 200% payout for the FCF portion of the award. With a 50% weighting for each of the designated metrics, the combined payout was 163% under the 2023 MIP.

Based on its overall assessment of Company financial results which exceeded target performance levels, together with strong Company-wide strategic achievement described in the Management Incentive Plan section of this CD&A, the Compensation Committee approved the above target bonus payout of 163% for all MIP eligible participants, including the NEOs. We provide details on pages 41-43.

■	Long-Term Equity Incentives: Long-term equity incentives that we granted in 2023 consisted of performance shares (two thirds of the total value of target long-term incentive opportunity) and restricted stock (one third of the total value of target long-term incentive opportunity). For the 2023-2025 performance cycle, the mix of performance metrics consisted of the following:

Performance Metric	Weighting
eProducts Revenue Mix	25%
eProducts Revenue	25%
Cumulative Free Cash Flow	25%
Relative Total Stockholder Return (“Relative TSR”)	25%

The Compensation Committee believes this mix: (i) places appropriate emphasis on delivering organic and inorganic growth; (ii) drives the Company to advance its position as a leader in eProducts; and (iii) creates an incentive for Free Cash Flow generation even while investing eProducts, all of which contributes to long-term growth and stockholder value creation. We provide details about these performance metrics on pages 44 and 45.

For the 2021-2023 performance cycle, participants could earn performance shares based on the achievement of three measures: Relative TSR (25%), eProducts Revenue Mix (50%), and Cumulative Free Cash Flow (25%) (“Cumulative FCF”). Results for the 2021-2023 performance cycle were as follows:

■	Relative TSR Payout for 2021-2023: The Company’s Relative TSR was at the 80th percentile of the performance peer group, which resulted in a maximum 200% payout of TSR performance shares.
■	eProducts Revenue Mix Payout for 2021-2023: The Company’s eProducts Revenue Mix in 2023 was 14.6%, compared to a target of 12% and a maximum of 16%. The outperformance resulted in a 2021-2023 eProducts Revenue Mix performance share payout at 165% of target.
■	Cumulative FCF Payout for 2021-2023: The Company’s Cumulative FCF was $2.016 billion, which was between the target level of $2 billion and the maximum of $2.3 billion and resulted in a 2021-2023 Cumulative FCF performance share payout at 105% of target.

2024 Proxy Statement | 35

Compensation Discussion and Analysis

Stockholder Engagement

Each year, we carefully consider the results of our stockholder say-on-pay vote from the preceding year. We also consider the feedback we receive from our major stockholders during our ongoing, Board-driven, outreach and engagement efforts, which we describe in detail on page 3.

Our say-on-pay proposal at our 2023 Annual Meeting received support from 92.1% of the votes cast. Overall, our stockholders strongly supported our executive compensation program and its direction, including our continuous improvement efforts to tie performance metrics more closely to our business strategy that we describe in our disclosure. We will continue to keep an open dialogue with our stockholders to help ensure that we have a regular pulse on investor perspectives.

Leading Compensation Governance Practices

The following features of our executive compensation program demonstrate sound compensation governance and we have designed them in the best interests of our stockholders and executives:

What We Do	What We Don’t Do
Stockholder engagement informs compensation program	No short sales of Company stock
Significant portion of executive pay is performance based and at-risk	No pledging of Company stock
Rigorous goal-setting process	No hedging of Company stock
Annual compensation assessment	No loans
Annual risk assessment	No gross-ups on excise tax or excessive perquisites
Stock ownership guidelines for executives
Clawback policy for recoupment of incentive compensation under certain conditions
Double trigger change of control provisions for restricted stock and performance shares

PHINIA Disposition

In July 2023, we completed the previously announced spin-off of our Fuel Systems and Aftermarket segments into a separate, publicly traded company, PHINIA Inc.

In connection with the spin-off, our Compensation Committee approved an adjustment to the outstanding equity awards under our 2023 Stock Incentive Plan and our 2018 Stock Incentive Plan to prevent dilution of the benefits intended under the incentive plans as a result of the spin-off. The adjustment factor was calculated consistent with the provisions of the plans and based on typical market practice for similar transactions. The adjustment factor, which was based on the average trading price of our stock relative to PHINIA’s following the spin-off, increased the number of shares subject to the awards by 13%. We reflect the effect of these adjustments on the equity awards of our NEOs in the compensation tables following this Compensation Discussion and Analysis. We also applied the adjustment factor to the share limits under the 2023 Stock Incentive Plan.

We did not make any changes to the performance metrics or targets for our outstanding performance share awards as a result of the spin-off because we had set those metrics and targets contemplating the eventual transactions that resulted in the spin-off.

We set the targets relating to the MIP contemplating the successful completion of our spin-off of PHINIA, and the targets were consistent with the guidance that we communicated at our Investor Day in June 2023.

We did not make any other payments to the NEOs or any other changes to their compensation or employment arrangements as a result of the spin-off.

36 |

Compensation Discussion and Analysis

What Guides Our Program

Compensation Philosophy and Objectives

Attracting, developing, and retaining a highly talented workforce – at all levels within our organization – is a top priority. We are committed to providing competitive compensation opportunities designed to deliver equal pay for equal work regardless of race, color, age, religion, sex, sexual orientation, gender, identity/expression, national origin, disability, veteran status, or any other characteristic protected by applicable law.

As part of our regular compensation review process, our Board and senior management team regularly seek input from external experts and independent compensation consultants. Informed in large part by the results of comprehensive analyses, we ensure that our compensation program continues to support our business strategy, pay-for-performance philosophy, and competitive pay practices. Through this work, we make data-driven decisions about each employee’s compensation in the context of their role at the Company, experience, geography, and performance. When necessary, we adjust to better align pay with external market practices or internal comparable positions.

We also strive to ensure pay equity among comparable jobs across the Company. To this end, we examine pay among similarly situated employees who perform comparable work to identify pay disparities or other inequities (if any).

Where appropriate, we take corrective action consistent with our commitment to a diverse and inclusive culture where we pay all our employees equitably and they have equal opportunities for success.

Management regularly reports to our Board on each of these efforts.

In addition to the above priorities, our executive compensation program aims to achieve the following objectives:

■	Align the interests of our executives with the long-term interests of the business, our stockholders, and employees
■	Motivate exceptional performance through metrics that support our long-term strategy of growth and create stockholder value
■	Attract, develop, motivate, and retain top global talent
■	Pay competitively across salary grades in all regions of the world
■	Mitigate excessive risk taking
■	Reflect the input of our stockholders

2024 Proxy Statement | 37

Compensation Discussion and Analysis

Principal Elements of Compensation

The principal elements of compensation that we list below support our compensation philosophy and objectives. We review each element annually and adjust them when appropriate to align with median market levels (50th percentile of the Company’s compensation peer group). Total target direct compensation may be reasonably below or above the median considering a person’s scope of responsibilities and experience, development opportunity, changes in responsibilities, and individual business performance.

Element	How It’s Paid	Key Features
Base Salary	Cash (Fixed)

Provides a competitive fixed rate of pay relative to similar positions in the market and enables the Company to attract and retain critical executive talent

■
Based on job scope, level of responsibilities, individual performance, experience, and market levels of pay

Annual Cash Incentive	Cash (Variable)

Focuses executives on achieving annual financial goals that drive long-term stockholder value

■
50% based on AOM, which measures the Company’s profitability relative to the sales it generates
■
50% based on FCF, which measures how much operating cash flow the Company generates net of capital expenditures to allow the Company to pursue opportunities that enhance stockholder value
■
The MIP allows the Compensation Committee to apply a performance modifier of up to 10% of the target MIP award to modify the MIP payout that would otherwise result (upwards or downwards) based on the achievement of Company-wide strategic goals
■
For 2023, the Compensation Committee did not apply the performance modifier

Long-Term Equity Incentive	Equity (Variable)

Provides incentives for executives to execute on longer-term financial goals that drive stockholder value creation and support the Company’s retention strategy

■
We grant two thirds of the total value of the target long-term incentive opportunity using Performance Shares
■
25% based on eProducts Revenue Mix at the end of a three-year performance period
■
25% based on eProducts Revenue at the end of a three-year performance period
■
25% based on Cumulative FCF over a three-year performance period
■
25% based on Relative TSR measured over a three-year performance period
■
We grant one third of the total value using Restricted Shares with 50% vesting on the second anniversary of the grant date and the remainder of the shares vesting on the third anniversary of the grant date, provided that the recipient is still employed by the Company

38 |

Compensation Discussion and Analysis

The Decision-Making Process

The Role of the Compensation Committee

The Compensation Committee oversees the executive compensation program for our executives, including our NEOs, and is comprised of independent, non-employee members of the Board. The Compensation Committee works closely with an independent consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. The Compensation Committee’s charter, which can be found at www.borgwarner.com/investors/corporate-governance, specifies details of the Compensation Committee’s authority and responsibilities.

Our Compensation Committee strategically reviews our executive officers’ compensation at least annually, in addition to regular discussions at Compensation Committee meetings held throughout the year. Reflecting our intent to pay for performance, the Compensation Committee evaluates our compensation philosophy and objectives to ensure they align with our business strategies, competitive realities, and our Board’s determination of what is in the best interests of stockholders. The Compensation Committee also considers feedback from our stockholders. After consideration of all these data points, the Compensation Committee determines whether the compensation program: (i) meets these objectives, (ii) provides adequate incentives and motivation to our executive officers, and (iii) appropriately compensates our executive officers relative to comparable officers at other companies with which we compete for executive talent. For compensation decisions relating to executive officers other than our CEO, our Compensation Committee considers recommendations from our CEO.

The Role of Management

The CEO submits his recommendations for the compensation of the Strategy Board, which includes the NEOs and other executives, to the Compensation Committee for its approval. The CEO does not participate in the deliberations of the Compensation Committee regarding his own compensation. Independent members of the Board make all final determinations regarding CEO compensation. This process: (i) ensures that the Compensation Committee routinely receives and considers management input, (ii) provides transparency, and (iii) maintains committee oversight.

The Role of the Independent Compensation Consultant

Our Compensation Committee retained Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent compensation consultant. The Compensation Committee annually reviews its relationship with Pearl Meyer to ensure continued independence. The review process includes consideration of the factors impacting independence set forth in New York Stock Exchange rules. Pearl Meyer reports directly to the Compensation Committee and provides benchmarking data to the Corporate Governance Committee with respect to Board compensation.

Pearl Meyer regularly participates in Compensation Committee meetings and, in collaboration with the Compensation Committee, aids in determining the appropriate compensation program, design, levels, and peer groups for the Company.

2024 Proxy Statement | 39

Compensation Discussion and Analysis

The Role of Peer Groups

Compensation Peer Group: The Compensation Committee regularly assesses the market competitiveness of the Company’s executive compensation program based on data from a comparator peer group (called “the compensation peer group”). The Compensation Committee reviews and determines the compensation peer group’s composition on an annual basis, considering input from its independent compensation consultant and management. In evaluating and setting compensation, our Compensation Committee considers several factors including individual and business performance, internal equity, retention, the degree of alignment between the executive’s job duties and the benchmarked job description, as well as an assessment of market practices. The benchmarking exercise is a useful tool that allows the Company to regularly review the market in which we compete for talent and provides credibility for our compensation program with our employees and stockholders.

In determining the 2023 compensation peer group, the Compensation Committee removed Navistar International Corporation from the compensation peer group following its acquisition by another company in 2021. The Compensation Committee did not make any other changes from the 2022 compensation peer group. Accordingly, the following companies comprised the 2023 compensation peer group:

3M Company	Eaton Corporation plc	PACCAR Inc.
Adient plc	Emerson Electric Co.	Parker-Hannifin Corporation
American Axle & Manufacturing Holdings, Inc.	Fortive Corporation	Rockwell Automation, Inc.
Aptiv PLC	Honeywell International Inc.	Stanley Black & Decker, Inc.
Autoliv, Inc.	Illinois Tool Works Inc.	Tenneco Inc.
Cummins Inc.	Lear Corporation	Textron Inc.
Dana Incorporated	Magna International Inc.	The Goodyear Tire & Rubber Company
Deere & Company	Oshkosh Corporation	Trane Technologies plc
Dover Corporation

Performance Peer Group: For performance share grants in 2023, the Compensation Committee continued to use the Automotive Parts & Supplier index performance peer group for purposes of measuring relative TSR. This performance peer group is more specific to the Company’s current industry.

The Compensation Committee removed Horizon Global Corporation, Meritor, Inc., and Tenneco Inc. from the performance peer group for 2023 after they were acquired by other companies. The following companies comprise the 2023 performance peer group:

Allison Transmission Holdings, Inc.	Fox Factory Holding Corp.	Magna International, Inc.
American Axle & Manufacturing Holdings, Inc.	Gentex Corporation	Modine Manufacturing Company
Aptiv PLC	Gentherm Incorporated	Standard Motor Products, Inc.
Autoliv, Inc.	Honeywell International Inc.	Stoneridge, Inc.
Commercial Vehicle Group, Inc.	Illinois Tool Works Inc.	Strattec Security Corporation
Cooper-Standard Holdings Inc.	LCI Industries	Superior Industries International, Inc.
Dana Incorporated	Lear Corporation	Visteon Corporation
Dorman Products, Inc.

40 |

Compensation Discussion and Analysis

2023 Executive Compensation Program in Detail

Base Salary

We establish executives’ base salaries by considering the scope of each executive’s responsibilities, time in position, individual experience, internal equity, individual performance, and business performance. When considering market competitive base salaries, we target the median level among our peer group companies, which we determine annually. We review base salaries annually and adjust as appropriate to align with market levels after considering changes in individual responsibilities, individual and business performance, and experience.

The Compensation Committee increased the base salary for each of our NEO’s effective April 1, 2023 as follows:

	2022 Year-	2023		2023 Year-
NEO	End Salary	Adjustment	% Change	End Salary
Frédéric B. Lissalde	$1,350,000	$50,000	3.7%	$1,400,000
Kevin A. Nowlan	$820,000	$30,000	3.7%	$850,000
Joseph F. Fadool	$835,000	$40,000	4.8%	$875,000
Stefan Demmerle	$780,000	$40,000	5.1%	$820,000
Tonit M. Calaway	$675,000	$25,000	3.7%	$700,000

The increases were based on market data for our peer companies as well as individual and business performance and experience.

Management Incentive Plan

The MIP is our cash-based, annual incentive plan for executives and is intended to drive executive behavior to accomplish key business strategies. The MIP plays a critical role in our continued efforts to be an employer of choice in the automotive industry as we accelerate our penetration in EV propulsion and continue to transform the Company. For this reason, management, with the support of the Compensation Committee, determined that all members of the senior leadership team, including the NEOs, should be on the same compensation plan, which is directly tied to Company performance. The Compensation Committee will continue to refine the MIP to be consistent with the Company’s strategic priorities and ensure that senior management operates as one team with the same goals and objectives.

2023 MIP Target Award Opportunities

We express target bonus opportunities as a percentage of base salary and establish them based on the NEO’s level of responsibility and ability to impact the Company’s overall results. The Compensation Committee also considers market data in setting target award amounts. The 2023 target bonus opportunity for our NEOs ranged from 120% to 160% of base salary in accordance with market median total cash compensation. NEOs receive 50% of the target opportunity for achieving threshold performance and 200% of the target opportunity for achieving maximum performance or above, with results in between these levels and target linearly interpolated.

2023 MIP Performance Goals and Results

Each year, the Compensation Committee establishes threshold, target, and maximum performance goals for the Company at the beginning of the fiscal year. To establish these goals, the Compensation Committee considers the broader economic environment, industry conditions, and the Company’s annual budget, current guidance and past performance with respect to operating earnings and cash flow generation.

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Compensation Discussion and Analysis

The Compensation Committee based performance under the 2023 MIP on the achievement of two pre-established financial performance metrics: AOM and FCF. The Compensation Committee selected these metrics because delivering strong operating income and free cash flow generation are critical to our long-term success. AOM and FCF were weighted equally and calculated and defined as follows:

AOM%	=	Adjusted Operating Income	÷	Net Sales
AOM%

Adjusted Operating Margin is defined as (a) U.S. GAAP Operating Income adjusted to eliminate the impact of restructuring expense; merger, acquisition, and disposition expense; intangible asset amortization expense; other net expenses, discontinued operations; and other gains and losses not reflective of the Company’s ongoing operations, divided by (b) externally reported sales. For MIP purposes, the AOM% excludes the impact of any acquisitions that closed during the calendar year, which would not have been contemplated in the Company’s annual budget.

The Compensation Committee selected AOM because it:

■ Is one of the Company’s primary internal performance metrics, which is measured and reported monthly by every manufacturing location globally;

■ Supports the Company’s longer-term goal of sustaining its historically strong margin profile;

■ Has a high degree of correlation to stock price valuation; and

■ Is strongly connected to the determination of economic value.

FCF	=	Operating Cash Flow	-	Capital Expenditures, including Tooling Outlays
FCF

Free Cash Flow is defined as (a) the net cash provided by operating activities minus (b) capital expenditures, including tooling outlays, and (c) adjusted for operating cash inflows or outflows not reflective of the Company’s ongoing operations. For MIP purposes, FCF excludes the impact of any acquisitions that closed during the calendar year, which would not have been contemplated in the Company’s annual budget.

The Compensation Committee selected FCF because it places emphasis on driving strong cash flow performance, which supports the Company’s ability to invest in future growth plans and to return value directly to stockholders.

The Compensation Committee set the 2023 target performance levels for AOM and FCF based on the Company’s budget after contemplating the PHINIA spin-off, which was in line with our guidance range that we communicated at our Investor Day in June 2023 for these metrics. The target performance levels for AOM and FCF were set lower than those for 2022 as a result of reduction in AOM and FCF anticipated from the PHINIA spin-off. The Compensation Committee set the maximum performance levels well above the high end of those ranges to require significant outperformance to achieve a maximum payout. The Compensation Committee also set threshold performance levels to allow a payout for performance below the target that was consistent with the outperformance required for a maximum payout.

The 2023 AOM and FCF performance targets and actual results were as follows:

	Performance Level
	Threshold	Target	Maximum
	(50%	(100%	(200%
Performance Metric	payout)	payout)	payout)	Actual Results
AOM	9.00%	9.50%	10.00%	9.63%
FCF	$340 million	$440 million	$540 million	$581 million

For 2023, we delivered AOM of 9.63%, which was above target, and strong levels of Free Cash Flow at $581 million, which was above the maximum. As a result of this performance, the AOM portion of the award resulted in a payout of 126%. The FCF portion of the award resulted in a 200% payout. With a 50% weighting for each of the metrics, the Company’s performance resulted in a combined payout of 163% under the 2023 MIP as illustrated below.

A schedule reconciling AOM to Operating Income and Margin and FCF to Net Cash Provided by Operating Activities is available in the Appendix.

42 |

Compensation Discussion and Analysis

2023 MIP Performance Modifier

The Compensation Committee carefully considers each element of our executive compensation program to ensure that those elements promote execution of our business strategy. To further BorgWarner’s mission to execute on our accelerated electrification strategy and continue to deliver innovative and sustainable mobility solutions for the vehicle market, the Compensation Committee added a performance modifier to the MIP plan starting in 2022. With the Performance Modifier, the Committee may apply up to plus or minus 10% of the target MIP award to modify the MIP payout that would otherwise result for all MIP participants, based on its overall assessment of Company financial performance results and the achievement of Company-wide strategic goals. However, the payout remains capped at 200% of target (i.e., if financial performance is at maximum performance level, then the modifier cannot increase the award).

The Compensation Committee may apply the modifier based on progress against quantitative or qualitative targets in the following areas:

■	Environmental, Social, and Governance initiatives including Diversity, Equity, and Inclusion
■	Acquisitions and dispositions, including integration
■	Succession planning and talent development
■	Leadership during unusual and challenging circumstances
■	Strategic change management

The compensation committee was pleased with both the financial and non-financial performance of the Company and was satisfied that the MIP Payout adequately reflected the achievements of the management team. As a result, the performance modifier was not used in 2023.

2023 MIP Payouts

For our President and CEO, Frédéric Lissalde, this performance provided the following bonus payout:

MIP Result as a % of Target Bonus	=	AOM% 126% Payout as % of Target x 50%		+	FCF 200% Payout as % of Target x 50%		=	163%

Bonus Payout	=	Base Salary of $1,400,000	+	Target Bonus of 160% of Base Salary	+	MIP Result of 163% of Target Bonus	=	$ 3,651,200

		Target Bonus as a
		Percentage of	MIP Payout
NEO	Base Salary	Base Salary	as % of Target	Bonus Payout
Frédéric B. Lissalde	$1,400,000	160%	163%	$3,651,200
Kevin A. Nowlan	$850,000	120%	163%	$1,662,600
Joseph F. Fadool	$875,000	120%	163%	$1,711,500
Stefan Demmerle	$820,000	120%	163%	$1,603,920
Tonit M. Calaway	$700,000	120%	163%	$1,369,200

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Compensation Discussion and Analysis

Long-Term Equity Incentives

We believe that long-term performance is driven through an ownership culture that rewards our executives for maximizing long-term stockholder value. Our long-term incentive plans provide participants with appropriate incentives to acquire equity interests in our Company and align their interests with the interests of our stockholders.

The Compensation Committee considers a mix of equity vehicles when granting long-term incentive awards. For 2023, we delivered two thirds of the total value of the target long-term incentive opportunity through performance shares and one third through restricted stock. We use a consistent methodology based on the market median for long-term incentives to determine the target dollar amount of the long-term incentive opportunity for each executive. We grant performance share awards and restricted stock in terms of a number of shares, and we convert the target dollar amount to a specific number of shares. We calculate this by using the average closing price of the Company’s common stock for all the trading days in the January immediately preceding the date of the grant.

We detail below the shares that our NEOs earned, and we reflect them in the Option Exercises and Stock Vested table on page 55.

2021-2023 Performance Share Awards Earned

For the 2021-2023 performance cycle, participants could earn performance shares based on the achievement of three measures: Relative TSR weighted at 25%, eProducts Revenue Mix weighted at 50%, and Cumulative FCF weighted at 25%. Results for the 2021-2023 performance cycle were as follows:

■	Relative TSR Payout for 2021-2023: The Company’s Relative TSR was at the 80th percentile of the performance peer group, which resulted in a maximum 200% payout of TSR performance shares.
■	eProducts Revenue Mix Payout for 2021-2023: The Company’s eProducts Revenue Mix in 2023 was 14.6%, compared to a target of 12% and a maximum of 16%. The outperformance resulted in a 2021-2023 eProducts Revenue Mix performance share payout at 165% of target.
■	Cumulative FCF Payout for 2021-2023: The Company’s Cumulative FCF was $2.016 billion, which was between the target level of $2 billion and the maximum of $2.3 billion and resulted in a 2021-2023 Cumulative FCF performance share payout at 105% of target.

	Relative Total		eProducts		Cumulative
	Stockholder Return		Revenue Mix		Free Cash Flow
	Shares at	Shares	Shares at	Shares	Shares at	Shares
NEO	Target	Earned	Target	Earned	Target	Earned
Frédéric B. Lissalde	50,478	100,956	100,943	166,556	50,478	53,002
Kevin A. Nowlan	14,883	29,766	29,753	49,092	14,883	15,627
Joseph F. Fadool	15,301	30,602	30,590	50,474	15,301	16,066
Stefan Demmerle	13,481	26,962	26,962	44,487	13,481	14,155
Tonit M. Calaway	9,300	18,600	18,600	30,690	9,300	9,765

44 |

Compensation Discussion and Analysis

2023-2025 Performance Share Awards

The Compensation Committee designed the performance share awards for a select group of senior executives, including the NEOs, to provide a competitive payout at the end of a three-year performance period, with financial goals set at the beginning of each performance period. A new performance period begins each January 1 and ends three years later on December 31.

For the 2023-2025 performance cycle, the Compensation Committee used the following mix of performance metrics for purposes of earning performance shares:

Performance Metric	Weighting	Definition
eProducts Revenue Mix	25%	Calculated as a percentage of the Company’s total Revenue in 2025 derived from eProducts*˄
eProducts Revenue	25%	The Company’s total Revenue in 2025 derived from eProducts˄
Cumulative Free Cash Flow	25%	Operating Cash Flow less Capital Expenditures for the three-year period from 2023-2025
Relative Total Stockholder Return (“TSR”)	25%	Determined by ranking the Company’s three-year TSR among a peer group of companies (see “performance peer group” on page 40)

*	Total 2025 revenue derived from eProducts will be divided by total company 2025 Revenue to calculate the metric “eProducts as % of Total Revenue” for 2025.
˄	eProducts revenue will be subject to the following adjustments: (1) For any acquisitions completed during calendar year 2025, the full amount of 2025 eProducts revenue from the acquired company will be included in the numerator and the full amount of 2025 revenue from the acquired company will be included in the denominator (on a proforma basis), as though the acquisition had been completed on January 1, 2025; and (2) for any dispositions completed during calendar year 2025, the full amount of 2025 revenue from the disposition will be excluded from the numerator (if applicable) and the denominator (on a proforma basis), as though the disposition had been completed on January 1, 2025.

The Compensation Committee established this mix for the 2023-2025 performance cycle to place continued emphasis on delivering organic and inorganic growth to drive higher eProducts revenue and generating FCF in our core business to help fund investments in eProducts, while maintaining a balanced focus on long-term growth and stockholder value creation. Actual award payouts for each performance metric for the 2023-2025 performance cycle can range between 0% and 200% of target based on performance results as follows:

eProducts Revenue Mix
Performance Level	Achievement	Payout as a % of Target
Maximum	≥30.0%	200%
Target	24.0%	100%
Threshold	18.0%	50%
Below Threshold	<18.0%	0%

eProducts Revenue
Performance Level	Achievement	Payout as a % of Target
Maximum	≥$5.4B	200%
Target	$4.3B	100%
Threshold	$3.2B	50%
Below Threshold	<$3.2B	0%

Cumulative FCF
Performance Level	Achievement	Payout as a % of Target
Maximum	≥$2.1 billion	200%
Target	$1.8 billion	100%
Threshold	$1.5 billion	50%
Below Threshold	<1.5 billion	0%

Relative TSR
Performance Level	Percentile Rank Achievement	Payout as a % of Target
Maximum	≥75th	200%
	65th	160%
Target	50th	100%
	35th	55%
Threshold	25th	25%
Below Threshold	Below 25th	0%

2024 Proxy Statement | 45

Compensation Discussion and Analysis

Restricted Stock

Restricted stock awards incentivize and reward executives for improving long-term stock value and serve as a retention tool. Generally, we grant restricted stock in February (however, for 2023, we made the grant in April following stockholder approval of the 2023 Stock Incentive Plan) with one half of the shares that we grant vesting on the second anniversary of the grant date and the remainder of the shares that we grant vesting on the third anniversary of the grant date, in each instance provided that the recipient is still employed by the Company.

Treatment of Equity in the Event of a Change of Control

All restricted stock and performance shares are subject to double-trigger vesting (rather than single-trigger vesting) upon a change of control. Specifically, to the extent the successor or purchaser in a change of control transaction honors or assumes on an equivalent basis outstanding equity-based awards, these awards will not automatically be subject to accelerated exercisability, vesting, or settlement upon the change of control. Rather, vesting will occur upon the participant’s termination of employment if he or she is terminated by the Company (or its successor) without cause or if the participant terminates for good reason (assuming the participant has such right under an employment or other agreement) during the two-year period following the change of control.

If the successor or purchaser in the change of control transaction does not assume the awards or issue replacement awards, then upon the date of the change of control, restricted stock will become fully vested and performance shares will vest proportionately (based on the performance period up to the change of control date compared to the original performance period of the grant), with performance deemed to be satisfied at target.

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Compensation Discussion and Analysis

Other Executive Compensation Practices, Policies, and Guidelines

Stock Ownership Guidelines

To promote equity ownership and to align the interests of management and our stockholders, we have established stock ownership guidelines that outline our expectations for our executives to hold a significant and sustained long-term personal financial interest in the Company. The guidelines are as follows:

CEO	CFO	Business Presidents and Executive Vice Presidents
6x base salary	3x base salary	2x base salary

We expect executives to meet the guidelines within five years after appointment as an officer. Shares counted to meet the ownership guidelines include shares held outright in brokerage or other investment accounts and non-vested restricted shares. Officers who do not meet their ownership guideline must hold at least 50% of any performance share awards or restricted shares that become vested until their ownership guideline is met. Our Compensation Committee reviews the ownership level for our CEO and all other persons covered under this guideline each year. As of January 1, 2024, each of our NEOs had met the level of ownership required or had more time to meet the guidelines.

Clawback Policy

During 2023, our Board adopted an updated Compensation Recovery Policy governing the recovery of erroneously awarded incentive-based compensation consistent with the requirements of the Securities and Exchange Commission and the New York Stock Exchange. The Compensation Recovery Policy replaced our existing clawback policy and provides that, if we are required to prepare a qualifying accounting restatement, then, unless an exception applies, we will recover reasonably promptly the excess of (1) the amount of incentive-based compensation received by a person who served as a covered officer at any time during the applicable performance period during the three completed years immediately preceding the date we are required to prepare the accounting restatement over (2) the amount that would have been received had it been determined based on the restated financials. We adopted the Compensation Recovery Policy on November 7, 2023, and it applies to incentive-based compensation that a covered officer receives on or after October 2, 2023.

Short Sales, Pledging, and Hedging

Generally, our Insider Trading and Confidentiality Policy prohibits our directors and employees from engaging in any transaction involving a put, call, or other option on BorgWarner securities, from selling any BorgWarner securities he or she does not own (i.e., “selling short”), from pledging any BorgWarner securities as collateral to secure personal loans or other obligations, and from engaging in hedging or monetization transactions involving BorgWarner securities. The types of hedging or monetization transactions prohibited by the policy include the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds.

Executive Benefits and Perquisites

NEOs are eligible to participate in employee benefit plans on the same basis as other employees (such as medical, dental, and vision care plans; health care flexible spending accounts; life, accidental death and dismemberment, and disability insurance; employee assistance programs; and a defined contribution retirement plan, including a 401(k) feature). We provide the retirement plans that we describe on pages 55 and 56 to all employees to permit them to accumulate funds for retirement and to provide a competitive retirement package.

Our U.S.-based executives who exceed the limits under the qualified BorgWarner Inc. Retirement Savings Plan participate in the BorgWarner Inc. Retirement Savings Excess Benefit Plan, or Excess Plan. All our NEOs received Company contributions under the Excess Plan in 2023. For further detail, see page 56 under the Non-Qualified Deferred Compensation section.

Executive perquisites for the U.S.-based NEOs are limited to a taxable annual perquisite allowance. The allowance is equal to $50,000 per annum for the CEO, $35,000 per annum for the CFO and $30,000 for the other NEOs. We generally do not provide tax gross-ups on benefits or perquisites. NEOs may use Company aircraft for personal purposes in special circumstances. Any requests

2024 Proxy Statement | 47

Compensation Discussion and Analysis

for use of Company aircraft must be made in writing and approved by the CEO or CFO. On certain limited occasions, and consistent with Company policy, an NEO’s spouse or other family member may accompany the NEO on a business trip in which Company aircraft is used. The Company does not incur any additional direct operating cost in such situations because there is no incremental cost associated with the additional traveler.

None of our NEOs participates in or has account balances in any of the Company-sponsored qualified or non-qualified defined benefit pension plans.

Employment Agreement with CEO

As we previously disclosed, on September 9, 2022, we entered into an employment agreement (“Employment Agreement”) with Mr. Lissalde. Under the terms of the Employment Agreement, Mr. Lissalde will remain employed by us until his retirement on August 30, 2025 (the “Term”), unless we and Mr. Lissalde each agree to extend the Term for one or more one-year periods. If Mr. Lissalde remains employed until the end of the Term, he will retire at such time (such date, the “Retirement Date”). Mr. Lissalde will remain in his role as President and CEO until our Board appoints a successor President and CEO. If the Board appoints a successor President and CEO before the end of the Term, then Mr. Lissalde will serve as a consultant to the Board and support the transition of his duties, as reasonably requested by the successor President and CEO or by the Board from time to time, to ensure an orderly transition of such duties through the effective date of the successor’s appointment (the “Transition Date”) and through the end of the Term (the “Transition Period”).

Before the Transition Date, (1) the Compensation Committee will determine, from time to time, Mr. Lissalde’s base salary, (2) he will be eligible to participate in our MIP at a level commensurate with his position as President and CEO, and (3) he will be eligible to receive awards under the Company’s 2018 Stock Incentive Plan or any applicable successor plan as determined by the Compensation Committee at a level commensurate with the position of CEO and a base salary rate equal to his then current salary rate as CEO.

During the Transition Period, Mr. Lissalde’s annual base salary will be reduced to sixty-seven percent (67%) of his annual base salary as in effect immediately prior to the Transition Date, and he will not be entitled to participate in the MIP for any performance periods beginning on or after the Transition Date. He will be eligible for a pro-rata MIP payment, if otherwise earned, for the performance period in which the Transition Date occurs based on the length of time he served as President and CEO during such performance period. During the Transition Period, Mr. Lissalde will remain eligible to receive awards under the 2018 Stock Incentive Plan (or successor plan) as determined by the Compensation Committee at a level commensurate with the position of CEO and a base salary rate equal to his most recent base salary rate as CEO.

The Employment Agreement also provides that, during the Term, Mr. Lissalde will receive reimbursement for reasonable expenses incurred for international financial planning and advice and international tax preparation services and remain eligible to participate in the Company’s benefit plans and receive other benefits that are provided to him as of the date he entered into the Employment Agreement. Following the Retirement Date, Mr. Lissalde will continue to receive health care and other benefits as set forth in the Company’s welfare benefit plans.

Mr. Lissalde’s employment may be terminated prior to the end of the Term by the Company for cause, by Mr. Lissalde for any or no reason upon providing ninety (90) days’ advance notice to the Company, or by mutual agreement of the Company and Mr. Lissalde. Mr. Lissalde’s employment will automatically terminate upon his death or disability. In the event of any such termination, Mr. Lissalde will be entitled to any accrued but unpaid salary and vacation, as well as reimbursement of reasonable business expenses incurred prior to the date of termination.

If Mr. Lissalde remains employed until his Retirement Date, has satisfied his obligations under the Employment Agreement, and executes a release of claims in favor of the Company and its affiliates, then we will treat such termination as being by reason of “Retirement” within the meaning of the 2018 Stock Incentive Plan (or successor plan) and Mr. Lissalde will: (1) vest in his restricted stock granted within 12 months prior to the Retirement Date on a pro-rata basis, determined by dividing the number of months Mr. Lissalde was employed from January 1 of the year in which the grant date occurred through the Retirement Date by 12, (2) vest in his restricted stock granted more than 12 months prior to the Retirement Date on a pro-rata basis, determined by dividing the number of months Mr. Lissalde was employed from the grant of such restricted stock through the Retirement Date and the denominator of which is the number of months in the applicable restriction period, (3) vest in his performance shares granted within 12 months of the Retirement Date, upon completion of the performance period, in the amount earned based on achievement of the applicable performance goals, but then pro-rated, determined by dividing the number of months Mr. Lissalde was employed from January 1 of the year in which the grant date occurred through the Retirement Date by 12, and (4) vest in his performance shares granted more

48 |

Compensation Discussion and Analysis

than 12 months prior to the Retirement Date, upon completion of the performance period, in the full number of performance shares earned, based on achievement of the applicable performance goals. The Company will also pay any pro-rated MIP bonus to which Mr. Lissalde is entitled that has not yet been paid and will provide Mr. Lissalde with its standard repatriation benefits for senior executive officers in connection with his relocation to France.

If a “Change of Control” as defined in the Change of Control Employment Agreement (the “COC Agreement”) between Mr. Lissalde and the Company occurs prior to the Transition Date, then effective upon such Change of Control, the Employment Agreement will terminate automatically, and Mr. Lissalde will be entitled to the rights and benefits provided by the COC Agreement. From and after the Transition Date, the only provisions under the COC Agreement that will apply to Mr. Lissalde if a “Change of Control” occurs on or after the Transition Date are Sections 3 and 10 of the COC Agreement; otherwise, the Employment Agreement will continue in full force and effect. If on or after the Transition Date Mr. Lissalde’s restricted shares and performance shares will vest upon a change of control of the Company pursuant to the terms of the 2018 Stock Incentive Plan (or successor plan) or upon a change of control of the Company pursuant to the COC Agreement, then the number of restricted shares and performance shares that will vest will be the greater of (1) the number determined under the 2018 Stock Incentive Plan (or successor plan) or the COC Agreement, as applicable, or (2) the number determined under clauses (1) and (2), calculated as if the Retirement Date occurred on the date of such change of control.

In exchange for the benefits provided by the Employment Agreement, Mr. Lissalde has agreed to certain non-competition and non-solicitation restrictions that extend for two years following the end of the Term or earlier termination of the Employment Agreement, as well as confidentiality and non-disparagement covenants.

Change of Control Agreements and Transitional Income Plan

We have entered into COC Agreements with each of our NEOs and certain other executives. In establishing the COC Agreements, our Board determined that it is in the best interests of the Company and its stockholders to: (i) maintain NEOs’ continued dedication in the event of either a contemplated or actual change of control and (ii) provide three years of compensation to NEOs terminated in connection with a change of control so as to focus their attention on executing the transaction rather than the personal uncertainties and risks associated with such change of control.

COC Agreements: (i) do not provide for excise tax gross-up provisions, (ii) allow a portion of any benefit received in connection with a change of control to be attributable to a non-compete agreement to reduce the potential for the excise tax, and (iii) require an executive to forego a portion of change of control payments that could otherwise trigger excise tax if such reduction would be beneficial to the executive. See pages 57 and 58 for further details.

Each of our NEOs is eligible for severance benefits under the BorgWarner Inc. Transitional Income Plan, or TIP. We established the TIP to provide some financial protection to all U.S. salaried employees in the event that their employment is terminated for reasons beyond their control, subject to the terms of the plan. The TIP benefit includes a lump sum payment that is based on length of service (with a maximum benefit of 26 weeks of base salary) and medical coverage if eligible. In no event would an NEO receive a payment under both the COC Agreement and the TIP.

Compensation Risk Management

Each year, the Compensation Committee oversees a risk assessment of the Company’s executive compensation program. Based on its most recent review, the Compensation Committee concluded that our compensation program and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. Our executive compensation program includes several features that mitigate unnecessary risk taking, including a balance of short- and long-term incentives, with long-term incentives comprising the majority of our executives’ target direct compensation; a mix of performance metrics on our short- and long-term incentives; clawback provisions; and stock ownership.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986 as amended generally provides that a public corporation may not deduct for tax purposes compensation in excess of $1 million that it paid for any fiscal year to certain covered employees – generally including our NEOs.

In determining our executive compensation for 2023, we considered the tax deductibility of compensation as well as the goals of our compensation program, and we retained the flexibility to provide compensation that is consistent with our goals, even if such compensation would not be fully tax-deductible. Because many different factors influence a well-rounded, comprehensive executive

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Compensation Discussion and Analysis

compensation program, some of the compensation we provide to our executive officers is likely to be not fully deductible due to Section 162(m).

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE
Deborah D. McWhinney, Chair
Sara A. Greenstein	Shaun E. McAlmont	Sailaja K. Shankar

The Compensation Committee Report does not constitute soliciting material. It is not considered filed by us and shall not be incorporated by reference into any of our other filings under the Securities Act or the Exchange Act unless we state otherwise.

Compensation Committee Interlocks and Insider Participation

During our last completed fiscal year, the following individuals served on our Compensation Committee: Sara A. Greenstein, Shaun E. McAlmont, Sailaja K. Shankar, and Deborah D. McWhinney, Chair. None of these persons was an officer or employee of the Company or any of its subsidiaries or was formerly an officer of the Company or of any of its subsidiaries. None of these persons has any relationship requiring disclosure by the Company under Item 404 of Regulation S-K.

No executive officer of the Company served as a member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity one of whose executive officers served on the Compensation Committee or our Board. No executive officer of the Company served as a director of another entity, or as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of such other entity one of whose executive officers served on the Compensation Committee or our Board.

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Executive Compensation Tables

Fiscal Year 2023 Summary Compensation Table

The following table sets forth information regarding compensation for our NEOs for the last three fiscal years:

						Change in
						Pension
						Value and
						Non-Qualified
					Non-Equity	Deferred
				Stock	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards(1)	Compensation(2)	Earnings	Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Frédéric B. Lissalde(3)	2023	1,387,500	—	13,223,536	3,651,200	—	1,045,959	19,308,195
President and Chief	2022	1,327,500	—	12,255,302	3,412,800	—	865,128	17,860,730
Executive Officer	2021	1,260,000	—	13,017,485	2,499,840	—	825,802	17,603,127
Kevin A. Nowlan	2023	842,500	—	4,558,340	1,662,600	—	346,169	7,409,609
Executive Vice President	2022	815,000	—	4,107,096	1,554,720	—	299,946	6,776,762
and Chief Financial Officer	2021	800,000	—	3,837,318	1,190,400	—	293,927	6,121,645
Joseph F. Fadool	2023	865,000	—	3,999,113	1,711,500	—	388,682	6,964,295
Vice President, President and General Manager,	2022	828,750	—	3,502,669	1,583,160	—	329,860	6,244,439
BorgWarner Emissions, Thermal and Turbo Systems	2021	810,000	—	3,945,083	1,205,280	—	274,443	6,234,806
Stefan Demmerle	2023	810,000	—	3,747,834	1,603,920	—	364,534	6,526,288
Vice President, President and General Manager,	2022	775,000	—	3,271,971	1,478,880	—	272,303	5,798,154
BorgWarner PowerDrive Systems	2021	760,000	—	3,477,210	1,130,880	—	220,533	5,588,623
Tonit M. Calaway	2023	693,750	—	3,284,522	1,369,200	—	279,362	5,626,834
Executive Vice President, Chief Administrative	2022	668,750	—	2,958,025	1,279,800	—	219,778	5,126,353
Officer, General Counsel and Secretary	2021	650,000	—	2,398,377	806,000	—	226,969	4,081,346
(1)	The aggregate values in column (e) reported for 2023, 2022, and 2021 represent the grant date fair market value (“FMV”) of the awards noted in the Grants of Plan-Based Awards table. Assuming maximum performance levels are achieved for the Performance Share Plans, the maximum value of all stock performance share awards granted in 2023 would be $18,498,614 for Mr. Lissalde, $6,378,524 for Mr. Nowlan, $5,593,544 for Mr. Fadool, $5,243,268 for Mr. Demmerle, and $4,593,254 for Ms. Calaway based on FMV at the time of grant.
(2)	The values in column (f) reflect payments made under the MIP.
(3)	The amount of All Other Compensation and Total compensation shown for 2021 for Mr. Lissalde reflects an increase of $11,037 over the amounts shown in our Definitive Proxy Statements on Schedule 14A filed in 2023 and 2022. The increase is due to a correction in the calculation of the incremental cost of personal use of the company aircraft.

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Executive Compensation Tables

All Other Compensation Table

The following table details, by category, the amounts reported above in the “All Other Compensation” column of the Summary Compensation Table for each of our NEOs. The chart below indicates the amount in each category for each of our NEOs:

				Registrant	Value of
		Personal	Personal	Contributions	Dividends on
		Use of	Use of	to Defined	Unvested	French			Total of
	Perquisite	Leased	Company	Contribution	Shares of	Benefit	Relocation		“All Other
	Allowance	Vehicle	Aircraft	Plans(1)	Stock	Allowance	Cost	Other(2)	Compensation”
Name	($)	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Frédéric B. Lissalde(3)	50,000	—	—	687,732	160,895	62,000	—	85,332	1,045,959
Kevin A. Nowlan	35,000	—	—	257,286	53,883	—	—	—	346,169
Joseph F. Fadool	30,000	—	—	310,751	47,931	—	—	—	388,682
Stefan Demmerle	30,000	—	—	290,044	44,490	—	—	—	364,534
Tonit M. Calaway	30,000	—	—	211,182	38,180	—	—	—	279,362

(1)	Amounts credited by the Company on behalf of its NEOs during 2023 pursuant to the provisions of the Retirement Savings Plan and the Retirement Savings Excess Benefit Plan.
(2)	Includes dependent tuition fee reimbursement of $80,642 (of which $36,362 relates to a tax gross up) and a gross-up of $1,440 related to tax preparation fees.
(3)	Mr. Lissalde is a French national working in the USA and receives a benefit allowance to enable him to maintain coverage in the French healthcare system.

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Executive Compensation Tables

Grants of Plan-Based Awards in 2023

The following table summarizes the grants of equity and non-equity plan awards to our NEOs in 2023. The share numbers in the table reflect the application of the adjustment factor following the spin-off:

									All Other
									Stock	All Other
									Awards:	Option	Exercise	Grant Date
			Estimated Possible Payout Under			Estimated Future Payout			Number	Awards:	or Base	Fair Value
			Non-Equity Incentive			Under Equity Incentive			of Shares	Number of	Price of	of Stock
			Plan Awards(1)			Plan Awards			or Stock	Securities	Option	and Option
			Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Underlying	Awards	Awards
Name	Grant Date		($)	($)	($)	(#)	(#)	(#)	(#)	Option (#)	($/Share)	($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Frédéric B. Lissalde			1,120,000	2,240,000	4,480,000
	4/26/2023	(2)				46,602	186,408	372,816				9,249,307
	4/26/2023	(3)							93,192			3,974,229
Kevin A. Nowlan			510,000	1,020,000	2,040,000
	4/26/2023	(2)				16,069	64,276	128,552				3,189,262
	4/26/2023	(3)							32,104			1,369,078
Joseph F. Fadool			525,000	1,050,000	2,100,000
	4/26/2023	(2)				14,092	56,368	112,736				2,796,772
	4/26/2023	(3)							28,194			1,202,341
Stefan Demmerle			492,000	984,000	1,968,000
	4/26/2023	(2)				13,210	52,840	105,680				2,621,634
	4/26/2023	(3)							26,410			1,126,200
Tonit M. Calaway			420,000	840,000	1,680,000
	4/26/2023	(2)				11,572	46,288	92,576				2,296,627
	4/26/2023	(3)							23,166			987,895

(1)	2023 bonus opportunity under the MIP.
(2)	2023 Performance Share Grant: The shares will vest at the end of the three-year performance period 2023-2025. Value of grant = number of shares granted (prior to application of the adjustment factor) times the share price on grant date of $48.19 and Monte Carlo pricing on grant date of $79.71.
(3)	2023 Restricted Stock Grant: The shares will vest 50% on February 28, 2025 and the remainder on February 28, 2026. FMV at grant date = number of restricted shares (prior to application of the adjustment factor) times the closing stock price on April 26, 2023, of $48.19 in accordance with ASC Topic 718.

The equity awards reflected in the Grants of Plan-Based Awards table are granted under the 2023 Plan. Further details regarding our incentive plans can be found in our Compensation Discussion and Analysis on pages 30-50.

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Executive Compensation Tables

Outstanding Equity Awards at Fiscal 2023 Year End

The following table summarizes all equity awards to our NEOs that remain either unexercised and/or unvested as of December 31, 2023. The share numbers in the table reflect the application of the adjustment factor following the spin-off:

	Option Awards				Stock Awards
Equity
								Incentive	Equity
			Equity					Plan	Incentive
			Incentive					Awards:	Plan Awards:
			Plan					Number of	Market or
			Awards:				Market	Unearned	Payout of
	Number of	Number of	Number of			Number	Value of	Shares,	Unearned
	Securities	Securities	Securities			of Shares	Shares	Units or	Shares, Units
	Underlying	Underlying	Underlying			or Units of	or Units of	Other	or Other
	Unexercised	Unexercised	Unexercised	Option		Stock That	Stock That	Rights That	Rights
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not	That Have
	Exercisable	Unexercisable	Options	Price	Expiration	Vested(1)	Vested(1)	Vested(2)	Not Vested(2)
Name	(#)	(#)	(#)	($)	Date	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Frédéric B. Lissalde	—	—	—	—	—	237,888	8,528,285	669,883	24,015,306
Kevin A. Nowlan	—	—	—	—	—	78,612	2,818,240	227,682	8,162,400
Joseph F. Fadool	—	—	—	—	—	70,401	2,523,876	196,948	7,060,586
Stefan Demmerle	—	—	—	—	—	65,049	2,332,007	184,303	6,607,263
Tonit M. Calaway	—	—	—	—	—	55,288	1,982,075	163,954	5,877,751

(1)	The values in column (g) represent the number of restricted shares of stock and/or stock units granted in 2021, 2022, and 2023 plus reinvested dividends and/or dividend equivalents that will vest on February 28, 2024, 2025, and 2026. The dollar value in column (h) is calculated using the closing stock price on December 31, 2023 of $35.85 per share.
(2)	The values of columns (i) and (j) are comprised of performance share grants made under the BorgWarner Inc. 2018 and 2023 Stock Incentive Plans, issued for the performance periods of 2022-2024 and 2023-2025. Column (i) represents the maximum potential payout for all outstanding unearned total stockholder return (TSR) 2022-2024 shares, eProducts Revenue Mix 2022-2024 and 2023-2025 shares, Cumulative Free Cash Flow 2022-2024 and 2023-2025 shares, and eProducts Revenue 2023-2025 shares, that would be paid out at the end of each performance period and the target potential payout for all outstanding unearned eProducts Revenue 2022-2024 shares and total stockholder return (TSR) 2023-2025 shares. The payout levels of the shares shown at maximum levels were determined because actual performance over the most recent period was equal to or above 100% of the target level. Column (j) represents the number of performance shares in column (i) times the closing stock price of $35.85 on December 31, 2023. Actual future payouts will depend on several factors, including (i) the number of performance shares that are earned, as determined after the end of the performance period based on the level at which the applicable performance goals have been achieved, as described on page 45; and (ii) the FMV of stock, as defined in the 2018 and 2023 Plans.

Regarding adjustments to shares in the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the stock, or other change in corporate structure affecting the stock, our Compensation Committee or our Board shall make such substitution or adjustments in the aggregate number, kind and option price of shares or adjustments in the consideration receivable upon exercise as it may be necessary to avoid dilution.

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Executive Compensation Tables

Option Exercises and Stock Vested in 2023

The following table summarizes all option exercises and stocks vesting by our NEOs during 2023. The share numbers in the table reflect the application of the adjustment factor following the spin-off:

	Option Awards		Stock Awards
	Number of		Number
	Shares	Value	of Shares	Value
	Acquired	Realized	Acquired on	Realized On
	on Exercise	On Exercise	Vesting(1)	Vesting(2)
Name	($)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
Frédéric B. Lissalde	—	—	395,950	15,283,349
Kevin A. Nowlan	—	—	115,781	4,458,050
Joseph F. Fadool	—	—	118,795	4,571,254
Stefan Demmerle	—	—	104,710	4,029,553
Tonit M. Calaway	—	—	72,056	2,770,812
(1)	Number of “shares” disclosed in column (d) represents the total number of relative total stockholder return, eProducts revenue mix, and cumulative free cash flow performance shares earned for the 2021-2023 performance period and paid in 2024, the total number of shares of restricted stock granted in 2020 with restrictions that lapsed in 2023, and the total number of shares of restricted stock granted in 2021 with restrictions that lapsed in 2023 (including dividends earned on the restricted stock). All the shares are shown after application of the adjustment factor.
(2)	Amount in column (e) is equal to the number of performance shares earned, multiplied by $35.85, which was the closing stock price at the end of the performance period on December 31, 2023, the FMV of the shares of restricted stock granted in 2020 as to which restrictions lapsed and were paid in 2023, the FMV of the shares of restricted stock granted in 2021 as to which restrictions lapsed and were paid in 2023 (including the FMV of dividends earned relating to the restricted stock).

Pension Benefits

None of our NEOs participate or have account balances in any of the Company-sponsored qualified or non-qualified defined benefit pension plans. Accordingly, we have not included a Pension Benefits table.

Our NEOs are eligible to participate in our Retirement Savings Plan, or RSP, our tax-qualified defined contribution plan. This plan, which is available to all U.S. salaried and hourly employees, allows our NEOs to take advantage of current tax-advantaged opportunities for accumulating future retirement income. The RSP is comprised of two primary components: a Company Retirement Account and a Savings Account with a match feature. In the Company Retirement Account, the Company contributes to the employee’s account each pay period based on years of service and eligible pay. For the majority of employees, including our NEOs, this ranges from 4% to 6% of compensation up to the Social Security wage base and from 8% to 11.5% of compensation above the Social Security wage base. In the Savings Account, participants may make contributions to the plan of 1% to 70% of their eligible earnings on a before-tax and/or after-tax basis (up to the statutorily prescribed annual limit on pre-tax contributions under the Internal Revenue Code (“IRC”)). The Company matches 100% of the first 3% of the employee’s pre-tax contributions. Participant contributions are held in trust as required by law. All employee contributions are 100% vested when contributed. The first 3% of compensation contributed to the Company Retirement Account vests immediately, and any other employer contributions vest 100% after three years of service.

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Executive Compensation Tables

Non-Qualified Deferred Compensation

The following table shows the non-qualified deferred compensation activity for our NEOs during 2023.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance at
	in Last FY	in Last FY	Last FY	Distributions	Last FYE
Name	($)	($)	($)	($)	($)
(a)	(b)	(c)(1)	(d)	(e)	(f)(2)
Frédéric B. Lissalde	—	648,193	188,152	—	2,573,810
Kevin A. Nowlan	—	227,394	76,627	—	776,329
Joseph F. Fadool	—	275,361	311,722	—	2,122,247
Stefan Demmerle	—	254,654	213,125	—	1,579,781
Tonit M. Calaway	—	180,790	130,634	—	965,363
(1)	The amounts shown in this column represent benefits earned under the defined contribution Retirement Savings Excess Benefit Plan, which amounts also appear in the “All Other Compensation” column in the 2023 Summary Compensation Table for fiscal 2023.
(2)	The amount shown in this column in excess of the sum of the amounts from the preceding columns includes $1,737,465 for Mr. Lissalde, $472,308 for Mr. Nowlan, $1,535,164 for Mr. Fadool, $1,112,002 for Mr. Demmerle, and $653,939 for Ms. Calaway that was previously reported in the Summary Compensation Table for years prior to fiscal 2023.

The Excess Plan is an unfunded, non-qualified retirement plan, which keeps certain highly compensated U.S. employees whole with regard to Company contributions that are otherwise limited under the RSP by IRC provisions. Participation is automatic once these limits are reached in a plan year. The contributions vest in the same manner as under the RSP. Distributions are made following a participant’s separation from service, with distributions attributable to amounts earned or vested before January 1, 2005 distributed within 30 days of participant’s separation from service and amounts earned or vested after December 31, 2004 distributed in the seventh month following the month in which the participant’s separation from service occurs. No in-service withdrawals or loans are available.

Excess Plan balances are invested in the same investment choices that are available to the participants under the RSP. As these plans are unfunded, no money is actually invested. Rather, a notional account is maintained which mirrors the returns of these investments.

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Executive Compensation Tables

Potential Payments Upon Termination or Change of Control

The following table shows the post-employment payments that would be paid to each of our NEOs upon or following certain change of control related events. The calculations assume each NEO’s employment is terminated on December 31, 2023. For purposes of the calculations, the closing stock price on the last business day of 2023 ($35.85) was used to determine the market value of restricted stock and performance shares.

	Payment Triggering Events in Connection with a Change of Control(1)
		Involuntary Termination		Voluntary Termination
	Change of				without
	Control	with	without	with Good	Good
	only(2)	Cause	Cause(3)	Reason(3)	Reason(4)
Name	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)
Frédéric B. Lissalde	—	—	38,129,602	38,129,602	2,492,353
Kevin A. Nowlan	—	—	15,309,714	15,309,714	1,141,104
Joseph F. Fadool	—	—	14,672,165	14,672,165	1,160,923
Stefan Demmerle	—	—	13,595,676	13,595,676	1,060,888
Tonit M. Calaway	—	—	11,438,387	11,438,387	858,103
(1)	The amounts disclosed in the table above do not include life or disability insurance benefits or vested benefits under the qualified RSP or under the TIP, as these benefit plans are available to all U.S.-based salaried employees. The provisions of each plan would determine the timing and method of payments made under the above scenarios.
(2)	No amounts are shown in this column based on the assumption that the successor in a change in control transaction honors or assumes outstanding equity-based awards. Please refer to page 46 for a description of the equity treatment on a change in control.
(3)	For all Named Executive Officers, includes cash severance payment based on three times the average of base salary plus bonus, prorated bonus payment based on an average of past bonuses for year of termination, value of unvested restricted stock, value of unvested performance shares, retirement benefit based on three times the 2023 Company contributions to the RSP, value of welfare benefits (i.e., health care, life insurance, and disability insurance coverage) for 18 months, and outplacement services. Amounts do not reflect any impact from the potential imposition of any excise tax.
(4)	Includes prorated payment based on an average of past bonuses for year of termination.

Change of Control Employment Agreements

We have entered into COC Agreements with each of our NEOs. The COC Agreements do not include excise tax gross-up provisions. They also allow a portion of any benefit received in connection with a change of control to be attributable to a non-compete agreement to reduce the potential for the excise tax.

Below is a general description of the material terms and conditions of our COC Agreements.

In the event that an NEO terminates employment for good reason, or the Company terminates an NEOs employment with the Company without cause, within two years of a change of control or in anticipation of a change of control, the NEO is entitled to the following:

■	A lump sum cash amount equal to three times the sum of (i) his or her annual base salary and (ii) the average annual bonus for the most recent three years
■	A lump sum cash amount based on a prorated portion of the average of past bonuses for the portion of the year up to the date of termination
■	A lump sum cash amount equal to three times the Company’s retirement contributions that would have been made on his or her behalf in the first plan year ending after termination of employment
■	Continuation of medical, dental, and life insurance benefits for 18 months
■	Outplacement services at a cost not to exceed $40,000

The COC Agreements also provide that, in the event of a change of control, any outstanding equity awards that are assumed or replaced by the successor purchaser in the change of control will not become vested on an accelerated, or “single-trigger,” basis solely as a result of the change of control. Instead, the assumed or replaced awards will continue in accordance with their terms and will become vested on an accelerated basis only if the Company terminates the NEOs employment without cause or the NEO terminates employment for good reason within two years after the change of control. This is referred to as “double trigger” vesting. Any awards that are not assumed or replaced in the change of control will generally become vested upon the change of control.

Executives forego a portion of change of control payments that could otherwise trigger IRC Section 4999 excise taxes, as the tax will not be “grossed-up” under the COC Agreement, if such reduction in change of control payments would be beneficial to the executive.

“Change of control” generally means (a) the acquisition by any party of beneficial ownership of 20% or more of either (i) the then-outstanding shares of our common stock, or (ii) the combined voting power of our then-outstanding voting securities entitled to vote generally in the election of our directors, (b) a change in the majority of our Board, (c) a major corporate transaction, such as a merger or sale of substantially all of our assets, which results in a change in the majority of our Board of Directors or a majority of stockholders, or (d) a complete liquidation or dissolution of the Company.

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Executive Compensation Tables

“Cause” generally means the willful and continued failure of the executive to perform substantially the executive’s duties or the willful engaging by the executive in illegal conduct or gross misconduct materially injurious to us.

“Good reason” generally means the diminution of responsibilities, authority or duties, our failure to comply with compensation or benefit provisions, transfer to a new work location more than 35 miles from the executive’s previous work location, a purported termination of the COC Agreement by us other than in accordance with the COC Agreement, or our failure to require any successor to us to comply with the COC Agreement.

Terminations Not Related to a Change of Control

In the event of an involuntary termination without cause not in connection with either a change of control or performance-related issues, no additional payments are required to be made to NEOs except under the TIP, which applies to all U.S. salaried employees or, in the case of our CEO, under the Employment Agreement. Benefits provided under the TIP include a lump sum payment of up to six months’ base salary plus payment of healthcare, dental, and vision benefit premiums required under COBRA for six months. The payments and other benefits provided under the Employment Agreement are summarized above under “Employment Agreement with CEO.”

In the event of termination of employment by retirement or other resignation not in connection with a change of control, no additional payments are made to NEOs.

CEO Pay Ratio

For 2023, we estimate the ratio of our CEO’s total compensation to our median employee’s total compensation as 490 to 1.

The median employee was identified by ranking the total cash compensation of our worldwide employees—other than our CEO, certain employees excluded under a 5% “de minimis exemption” as described below and 292 employees who became our employees during 2023 as a result of our acquisition of the Electric Hybrid Systems business segment of Eldor Corporation (“Eldor”)—who were employed by us or our affiliates on December 31, 2023. The total number of employees included in the median employee determination prior to the exclusion relating to the de minimis exemption was 35,115. Of these 35,115 employees, 29,108 were employed outside of the U.S. As permitted by the SEC’s rules, we excluded a total of 1,515 employees in non-U.S. locations reflecting 1,317 employees in India and 198 employees in Thailand. Such exclusions reflected less than 5% of our total employee population. The total number of our U.S. employees irrespective of the de minimis exemption was 6,007, the total number of our non-U.S. employees irrespective of the de minimis exemption was 29,108 and the total number of our non-U.S. employees after application of the de minimis exemption was 27,593. Total cash compensation included base wages, overtime pay, annual bonuses, and any cash allowances paid to employees.

The median employee was located in Poland. Their 2023 total compensation was $39,380 and was calculated under the methodology employed for calculating Total Compensation in the Summary Compensation Table and compared to our CEO’s 2023 compensation to determine the ratio. For this purpose, we converted the median employee’s compensation into U.S. dollars using an exchange rate based on 3.94 PLN to 1 USD. Our CEO’s total annual compensation, calculated on the same basis, was $19,308,195, producing a pay ratio of 490 to 1. Given the different methodologies that various public companies use to determine an estimate of their pay ratio, as well as differences in business models and workforce strategies, the estimated ratio reported above should not be used as a basis for comparison between companies.

58 |

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S - K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the section “Compensation Discussion and Analysis.”

The following table summarizes the Summary Compensation Table (“SCT”) total and Compensation Actually Paid (“CAP”) to the CEO and the average for the other NEOs:

					Value of Initial Fixed $100
					Investment Based On:
			Average
			Summary	Average				Net Income
	Summary		Compensation	Compensation		Peer Group		From
	Compensation	Compensation	Table Total	Actually Paid	Total	Total		Continuing	Adjusted
	Table Total for	Actually Paid	for Non-CEO	to Non-CEO	Stockholder	Stockholder	Net Income	Operations	Operating
Year	CEO(1)	to CEO(2)	NEOs(3)	NEOs(4)	Return(5)	Return(6)	($m)(7)	($m)(8)	Margin(9)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
2023	$19,308,195	$11,039,535	$6,631,757	$4,287,745	$100.38	$90.17	$625	$632	9.63%
2022	$17,860,730	$26,562,730	$5,986,427	$8,322,000	$97.64	$91.20	$944	$636	10.26%
2021	$17,603,127	$21,435,078	$5,235,163	$6,004,222	$107.51	$126.01	$537	$343	10.56%
2020	$9,848,772	$6,664,736	$2,836,370	$2,055,230	$90.80	$118.57	$500	$ N/A	9.74%

(1)	The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Lissalde (our Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table.
(2)	The dollar amounts reported in column (c) represent the amount of CAP to Mr. Lissalde, as computed in accordance with Item 402(v) of Regulation S-K. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Lissalde’s total compensation from the SCT to determine CAP:

		Deductions	Additions
Year	SCT Total	from SCT(a)	to SCT(b)	CAP
2023	$19,308,195	$(13,223,536)	$4,954,876	$11,039,535

(a)	Represents the grant date fair value of equity-based awards granted each year. We did not report a change in pension values for any of the years reflected in this table; therefore, a deduction from the SCT total related to pension value is not needed.
(b)	The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (iv) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (v) the dollar value of any dividends or other earnings paid on stock in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Fair Value at the
		Year-over-	Change in Fair	End of the Prior
		Year Change	Value as of Vesting	Year of Equity
	Year End Fair	in Fair Value of	Date of Equity	Awards that Failed
	Value of Equity	Outstanding and	Awards Granted	to Meet Vesting	Value of
	Awards Granted	Unvested Equity	in Prior Years that	Conditions in	Dividends Related	Total Equity Award
Year	During the Year	Awards	Vested in the Year	the Year	to Equity Awards	Adjustments
2023	$10,527,894	$(4,060,130)	$(1,708,124)	$—	$195,236	$4,954,876

(3)	The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. Lissalde, our Chief Executive Officer) in the “Total” column of the SCT in each applicable year. The NEOs included for purposes of calculating the average amounts for 2023 and 2022 are as follows: Mr. Nowlan, Mr. Fadool, Mr. Demmerle, and Ms. Calaway. For 2021 and 2020, Mr. Ericson was also included.
(4)	The dollar amounts reported in column (e) represent the average amount of CAP to the NEOs as a group (excluding Mr. Lissalde), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the amount of compensation realized by the NEOs as a group (excluding Mr. Lissalde) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation from the SCT for the NEOs as a group (excluding Mr. Lissalde) for each year to determine CAP:

	Average	Deductions	Additions	Average
Year	SCT Total	from SCT(a)	to SCT(b)	CAP
2023	$6,631,757	$(3,897,452)	$1,553,440	$4,287,745

(a)	Represents the grant date fair value of equity-based awards granted each year. We did not report a change in pension values for any of the years reflected in this table; therefore, a deduction from the SCT total related to pension value is not needed.
(b)	The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (iv) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (v) the dollar value of any dividends or other earnings paid on stock in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

2024 Proxy Statement | 59

Pay Versus Performance

			Change in	Average Fair Value
		Year-over-Year	Average Fair Value	at the End of the	Average
		Change in Average	as of Vesting Date	Prior Year of Equity	Value of	Total
	Average Year End	Fair Value of	of Equity Awards	Awards that Failed	Dividends	Average
	Fair Value of Equity	Outstanding and	Granted in Prior	to Meet Vesting	Related	Equity
	Award Granted	Unvested Equity	Years that Vested	Conditions in	to Equity	Award
Year	During the Year	Awards	in the Year	the Year	Awards	Adjustments
2023	$3,103,074	$(1,146,460)	$(457,723)	$—	$54,549	$1,553,440

(5)	The Total Stockholder Return shows the value at each year end (including dividend reinvestment, to the extent applicable) of $100 invested in our common stock on January 1, 2020.
(6)	The Peer Group Total Stockholder Return shows the value at each year end (including dividend reinvestment, to the extent applicable) of $100 invested on January 1, 2020, in companies within Standard Industrial Code (“SIC”) 3714 Motor Vehicle Parts.
(7)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(8)	The dollar amounts reported represent the amount of net income attributable to continuing operations (i.e., reflecting the PHINIA spin-off) reflected in the Company’s audited financial statements for 2023, 2022, and 2021.
(9)	Adjusted Operating Margin is defined in the Compensation Discussion and Analysis and a reconciliation from US GAAP Operating Income is shown in the Appendix. We have selected Adjusted Operating Margin for this table as the financial performance measure we consider most important in linking compensation actually paid to our NEOs for 2023.

Most Important Performance Measures

In our assessment, the most important financial performance measures used to link CAP to Company performance in 2023 are listed in the table below, not ranked in order of importance. The role of each of these performance measures in our executive compensation program is discussed in the “Compensation Discussion and Analysis.”

Adjusted Operating Margin	Relative Total Stockholder Return
Free Cash Flow	eProducts Revenue Mix

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Pay Versus Performance

Analysis of the Information Presented in the Pay Versus Performance Table

In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

Compensation Actually Paid and TSR

The chart below shows the comparison of Compensation Actually Paid to the CEO and non-CEO NEOs and TSR for the Company and Peer Group.

Compensation Actually Paid and Net Income

The chart below shows the comparison of Compensation Actually Paid for the CEO and non-CEO NEOs and Net Income.

Compensation Actually Paid and Adjusted Operating Margin

The chart below shows the comparison of Compensation Actually Paid for the CEO and non-CEO NEOs and Adjusted Operating Margin.

2024 Proxy Statement | 61

Director Compensation

The following table details the compensation earned by each non-employee director who served on the Board in 2023. Pearl Meyer conducts an annual review of the non-employee director compensation. Based on Pearl Meyer’s market study of peer company compensation, no changes were made to the annual cash retainers for the non-employee directors and the Non-Executive Chair; however, Pearl Meyer recommended, and the Board approved, an increase to the non-employee director annual equity compensation from $150,000 to $160,000. The compensation levels for our Board are at the 50th percentile compared to our peers. Directors who are employees of BorgWarner are not compensated for their service on the Board:

					Changes
					in Pension			Aggregate
					Value and			Number of
	Fees				Nonqualified			Outstanding
	Earned			Non-Equity	Deferred			Stock and
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other		Option
	in Cash	Awards(1)	Awards	Compensation	Earnings	Compensation	Total	Awards(2)
Name	($)	($)	($)	($)	($)	($)	($)	(#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Sara A. Greenstein	142,106	160,000	—	—	—	—	302,106	3,787
David S. Haffner(3)	41,667	—	—	—	—	—	41,667	—
Michael S. Hanley	154,000	160,000	—	—	—	—	314,000	3,787
Shaun E. McAlmont	140,000	160,000	—	—	—	—	300,000	3,787
Deborah D. McWhinney	152,500	160,000	—	—	—	—	312,500	3,787
Alexis P. Michas	323,792	160,000	—	—	—	—	483,792	3,787
Sailaja K. Shankar	140,719	160,000	—	—	—	—	300,719	3,787
Hau N. Thai-Tang(4)	122,698	160,000	—	—	—	—	282,698	3,787
(1)	The values in column (c) reported for 2023 represent the grant date fair market value of the restricted stock award granted on April 26, 2023. (FMV at grant date = number of restricted shares (prior to application of the adjustment factor) times the closing stock price on April 26, 2023, of $48.19).
(2)	Aggregate number of outstanding shares of restricted stock and outstanding vested and unvested stock options at fiscal year-end only, including dividends after application of the adjustment factor.
(3)	David S. Haffner completed his service on the Board at the 2023 Annual Meeting.
(4)	Hau N. Thai-Tang joined the Board on February 8, 2023.

Annual compensation for our non-employee directors for 2023 was comprised of the following components: annual cash retainer and equity compensation consisting of restricted stock for board service and retainers for committee service. Our non-employee directors were not granted any stock option awards and did not receive any non-equity incentive plan compensation for 2023.

In 2023, non-employee directors’ target annual cash retainer for board service was $125,000 and annual equity compensation was $160,000 worth of restricted stock. Committee members received annual retainers as follows for each committee on which they served: $6,000 for the Corporate Governance Committee; $9,000 for the Compensation Committee, and $7,500 for the Audit Committee. Chairs of the committees received the following additional annual retainers for their service to the committees in view of their commitment of additional time to their oversight of the committees (unchanged from prior year): $9,000 for Corporate Governance, $11,000 for Compensation, and $17,500 for Audit.

The Non-Executive Chair’s total compensation was targeted to be $471,000 consisting of an annual cash retainer of $311,000 and an equity retainer of $160,000 granted in restricted stock. In addition, the Non-Executive Chair served as the Chair of the Corporate Governance Committee through November 7, 2023, and was eligible for an additional $15,000 annual retainer during that period. Board and standing committee meeting attendance fees are not paid. Non-employee directors are paid up to $1,000 per day for their attendance requested by the Company at meetings or events not associated with board or committee meetings. Additional compensation arrangements may be made if special committees are convened, though none are planned at this time. The stock ownership expectation of non-employee directors is an amount equivalent to five times the amount of the annual cash retainer for board service within five years of joining the Board. All of our directors met the stock ownership guidelines as of March 1, 2024 or were appropriately progressing toward meeting them.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of December 31, 2023, certain information regarding beneficial ownership of common stock by those persons and entities that are known to the Company as beneficially owning more than five percent of the Company’s common stock.

Name and Address of Beneficial Owner	Number of Shares		Percent of Class
The Vanguard Group	27,147,545	(a)	11.6%
100 Vanguard Blvd, Malvern, PA 19355
BlackRock, Inc.	17,614,791	(b)	7.5%
55 East 52nd Street, New York, NY 10055
(a)	Pursuant to a Schedule 13G/A dated February 13, 2024 on behalf of The Vanguard Group indicating that it had sole dispositive power for 26,131,088 shares, shared dispositive power for 1,016,457 shares, and shared voting power for 319,224 shares.
(b)	Pursuant to a Schedule 13G/A dated February 3, 2024 on behalf of BlackRock, Inc., indicating that it had sole voting power for 15,801,250 shares and sole dispositive power for 17,614,791 shares.

The following table sets forth, as of March 1, 2024, certain information regarding the beneficial ownership of common stock by each director, each nominee for election as a director, each executive officer named in the Summary Compensation Table, and the directors and executive officers of the Company as a group. As of such date, there were 230,955,835 outstanding shares of common stock.

	Amount and Nature	Percent of
Name of Beneficial Owner	of Stock Ownership(a)	Class
Frédéric B. Lissalde	413,957	*
Kevin A. Nowlan	152,918	*
Tonit M. Calaway	74,048	*
Stefan Demmerle	255,012	*
Joseph F. Fadool	238,727	*
Sara A. Greenstein	7,943	*
Michael S. Hanley	23,886	*
Shaun E. McAlmont	10,960	*
Deborah D. McWhinney	21,082	*
Alexis P. Michas	76,908	*
Sailaja K. Shankar	3,787	*
Hau N. Thai-Tang	3,787	*
All directors and executive officers of the Company (17 persons)	1,445,855	*
*	Represents less than one percent.
(a)	Includes all shares with respect to which each officer or director directly, or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote or to direct voting of such shares or to dispose or to direct the disposition of such shares.

Code of Ethics

The Company has long maintained a Code of Ethical Conduct, updated from time to time, which is applicable to all directors, officers, and employees of the Company. In addition, the Company has adopted a Code of Ethics for CEO and Senior Financial Officers which applies to the Company’s CEO, CFO, Treasurer, and Controller. Each of these codes is posted on the Company’s website at www.borgwarner.com/investors/corporate-governance. We intend to disclose any amendments to, or waivers of, a provision of our Code of Ethical Conduct or Code of Ethics for CEO and Senior Financial Officers on our website within four business days following the date of any amendment or waiver.

2024 Proxy Statement | 63

PROPOSAL 3 Ratification of Selection of Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP, its member firms, and their respective affiliates (collectively, “PwC”), an independent registered public accounting firm, performed an audit of our consolidated financial statements for the fiscal year ended December 31, 2023 and the effectiveness of our internal control over financial reporting as of December 31, 2023. The Audit Committee has selected PwC to serve as our independent registered public accounting firm for the 2024 fiscal year, and the Audit Committee is presenting this selection to stockholders for ratification. Representatives of PwC will be present at the Annual Meeting to respond to stockholders’ appropriate questions and will have an opportunity, if they desire, to make a statement.

If the stockholders do not ratify the engagement of PwC at the Annual Meeting, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the selection for 2024 will stand unless the Audit Committee finds other good reason for making a change.

To ratify the selection of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2024, the votes cast “for” this proposal must exceed the votes cast “against” it. For purposes of determining the vote regarding this proposal, abstentions and broker non-votes (if any) do not constitute a vote “for” or “against” the proposal and will be disregarded in the calculation of “votes cast.” Unless you specify otherwise in your proxy, the persons you have appointed will vote your shares “for” ratification of the selection of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Recommendation Our Board recommends a vote “FOR” the ratification of PwC as the Independent Registered Public Accounting Firm.

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Ratification of Selection of Independent Registered Public Accounting Firm

Fees Paid to PwC

The aggregate fees billed to us for the years ended December 31, 2023 and 2022 by PwC for professional services were as follows:

	2023	2022
All amounts, including in footnotes, in thousands	($000)	($000)
Audit fees	12,758	11,973
Audit-related fees(1)	5,240	4,044
Tax fees(2)	2,771	3,129
All other fees(3)	142	777
Total	20,911	19,923
(1)	Includes fees related to carve-out audits, a Department of Energy compliance audit in 2023, and other attestation services.
(2)	Includes fees connected with tax compliance, tax audit assistance, tax planning, and individual tax services. In 2023, the tax compliance fees were $1,423, the tax audit assistance fees were $429, the tax planning fees were $910, and individual tax services were $9 (all fees shown in $000).
(3)	Includes fees associated with a system pre-implementation review, the provision of technical advice related to operational aspects of certain employee benefit plans in 2022, and license fees.

Pre-Approval Policies and Procedures

The Audit Committee has adopted procedures for pre-approving all services provided by the independent registered public accounting firm, including the fees and terms of such services. These procedures include reviewing detailed back-up documentation. The documentation includes a description of, and a budgeted amount for, particular categories of services that are recurring in nature and therefore anticipated at the time that the budget is submitted. Audit Committee approval is required to exceed the pre-approved amount for a particular category of audit services, audit-related services, or tax-services, or to engage the independent registered public accounting firm for any non-audit services not included in those pre-approved amounts. For these types of pre-approval, the Audit Committee considers whether such services are consistent with the rules on auditor independence promulgated by the SEC and the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee also considers whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, based on such reasons as the auditor’s familiarity with the Company’s business, people, culture, accounting systems, risk profile, and whether the services enhance the Company’s ability to manage or control risks and improve audit quality. The Audit Committee may form, and delegate pre-approval authority to, subcommittees consisting of one or more members of the Audit Committee, and such subcommittees must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All services provided by the independent registered public accounting firm in 2023 were pre-approved by the Audit Committee.

2024 Proxy Statement | 65

Ratification of Selection of Independent Registered Public Accounting Firm

Report of the BorgWarner Inc. Audit Committee

Management of the Company is responsible for the preparation, presentation, and integrity of the Company’s consolidated financial statements and for the effectiveness of internal control over financial reporting. Management and the Company’s internal auditing department are responsible for maintaining its accounting and financial reporting principles and internal controls and procedures designed to maintain compliance with accounting standards and applicable laws and regulations. PwC was the independent registered public accounting firm for the Company in 2023 and was responsible for performing independent audits of the Company’s consolidated financial statements and of the design and effectiveness of internal control over financial reporting, and expressing an opinion on (1) the conformity of the financial statements with accounting principles generally accepted in the United States of America (“GAAP”) and (2) the effectiveness of internal control over financial reporting based on criteria established in Internal Control-Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Audit Committee is directly responsible for the selection, appointment, compensation, retention, and oversight of the independent registered public accounting firm. In conjunction with the mandated rotation of the independent registered public accounting firm’s lead engagement partner, the Audit Committee and its Chair are involved in the selection of PwC’s new lead engagement partner.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and PwC the audited consolidated financial statements for the year ended December 31, 2023. The Audit Committee also has discussed with PwC the matters required to be discussed by the PCAOB Auditing Standard No. 1301 “Communications with Audit Committees.” The Audit Committee received from PwC the written disclosures and the letter required by applicable standards of the PCAOB regarding the independent registered accountant’s communications with the Audit Committee concerning independence and has discussed with PwC their independence. The Audit Committee has concluded that PwC’s provision of audit and non-audit services to the Company is compatible with their independence.

The Audit Committee discussed with PwC the overall scope and plans for their audit. The Audit Committee met with PwC, with and without management present, to discuss the results of their audits, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. In addition, the Audit Committee provided guidance and oversight to the internal audit function, including the audit plan, and results of internal audit activity. The Vice President of Internal Audit has direct access to the Audit Committee to discuss any matters desired, and the Vice President of Internal Audit presented an update of internal audit activity at each regularly scheduled Audit Committee meeting.

The members of the Audit Committee are not full-time employees of the Company and are not performing the functions of auditors or accountants. It is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with GAAP or that the Company’s independent registered public accounting firm is “independent.”

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee that are described above and in the Audit Committee’s charter, the Audit Committee recommended to our Board that the audited consolidated financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC. PwC has been retained as the Company’s independent registered public accounting firm continuously since their initial engagement in December 2008 for the audit of the 2009 financial statements. The members of the Audit Committee and our Board recommend the continued retention of PwC to serve as the Company’s independent registered public accounting firm for 2024.

BORGWARNER INC. AUDIT COMMITTEE
Michael S. Hanley, Chair
Deborah D. McWhinney	Sailaja K. Shankar	Hau N. Thai-Tang

The Audit Committee Report does not constitute soliciting material. It is not considered filed by the Company and shall not be incorporated by reference into any of its other filings under the Securities Act or the Exchange Act unless we state otherwise.

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Other Information

Proxy Statement

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of BorgWarner Inc. for the Company’s 2024 Annual Meeting of Stockholders to be held at our world headquarters located at 3850 Hamlin Road, Auburn Hills, Michigan 48326 on Wednesday, April 24, 2024 at 9:00 a.m., local time, or at any adjournment or postponement thereof.

Internet Availability of Proxy Materials

As permitted by rules adopted by the SEC, we are providing our Proxy Statement, the form of proxy, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 to stockholders electronically via the internet. (Our Annual Report on Form 10-K for our fiscal year ended December 31, 2023, which includes our audited financial statements, is not to be regarded as proxy solicitation material.) Our Proxy Statement and our 2023 Annual Report to stockholders are available at www.proxyvote.com.

On or about March 15, 2024, we will initiate delivery of proxy materials to our stockholders of record as of the close of business on March 1, 2024 via: (1) a notice containing instructions on how to access materials online, (2) a paper copy mailing, or (3) e-mail distribution. If you received a notice containing access instructions by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice we sent provides instructions on how to access and review all the important information contained in the proxy materials. The notice also provides instructions on how you can submit your proxy over the internet or by telephone. If you received a notice containing access instructions by mail and would like to receive a printed copy of our proxy materials or elect to receive the materials via e-mail in the future, please follow the instructions included in the notice. If you received a printed copy of proxy materials by mail and would instead like to register to receive a notice of internet availability of proxy materials in the future, you can do so by any of the methods that follow:

Internet Access the internet, go to www.proxyvote.com and follow the enrollment instructions.	Telephone Call us free of charge at 1-800-579-1639 from within the United States or Canada.

E-Mail

Send us an e-mail at sendmaterial@proxyvote.com, using the control number on your proxy card as the subject line, and state whether you wish to receive a paper or e-mail copy of our proxy materials and whether your request is for this meeting only or all future meetings.

Record Date and Shares Outstanding

Only stockholders of record at the close of business on March 1, 2024 are entitled to vote at the meeting. As of such date, there were 230,955,835 outstanding shares of common stock. A list of all record holders of our stock will be available for examination by stockholders during normal business hours at 3850 Hamlin Road, Auburn Hills, Michigan 48326 at least 10 days prior to the Annual Meeting and will also be available for examination at the Annual Meeting. On each matter considered at our Annual Meeting, you are entitled to one vote for each of your shares of common stock.

Voting

You have a choice of voting over the internet, by telephone, in person, or by using a traditional proxy card.

■	To vote by internet, go to www.proxyvote.com and follow the instructions there. You will need the number included on your proxy card, voter instruction form, or notice containing access instructions.
■	To vote by telephone, stockholders of record should dial 1-800-690-6903 and follow the instructions. Beneficial holders should dial the phone number listed on your voter instruction form. You will need the number included on your proxy card, voter instruction form, or notice.
■	To vote in person, you can attend and vote at the Annual Meeting.
■	If you received a paper copy of a proxy card or voter instruction form, you can mark, sign, and date the proxy card and return it in the envelope that was provided to you.

The deadline for voting by telephone or internet is 11:59 p.m. Eastern Daylight Time on April 23, 2024.

2024 Proxy Statement | 67

Other Information

If you properly sign and return your signed proxy card, or vote by telephone, or by the internet before the Annual Meeting, we will vote your shares as you direct. Any proxy returned without specification as to any matter will be voted as to each proposal in accordance with the recommendation of our Board.

If you hold your stock in “street name”, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker. If you are a stockholder of record, you may change or revoke your vote at any time before the vote is taken by delivering a written notice of revocation to the Secretary of the Company or by submitting another vote on or before April 24, 2024 (including a vote in person at the Annual Meeting). For all methods of voting, your last vote cast will supersede all your previous votes.

The election inspectors will tabulate the votes cast prior to the meeting and at the meeting to determine whether a quorum is present. The presence in person or by proxy of the holders of a majority of common stock will constitute a quorum. A quorum is necessary to transact business at the Annual Meeting. Shares of common stock represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee that are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as present and entitled to vote for purposes of determining the presence of a quorum.

Required Vote

With respect to Proposal 1, our By-laws provide that a director nominee will be elected in an uncontested election only if he or she receives a majority of the votes cast with respect to his or her election (that is, the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). Each of our director nominees is currently serving on our Board. If a nominee who is currently serving as a director is not re-elected, Delaware law provides that the director would continue to serve on our Board as a “holdover director.” Under our By-laws and Corporate Governance Guidelines, each director submits an advance, contingent, and irrevocable resignation that our Board may accept if stockholders do not re-elect the director. In that situation, our Corporate Governance Committee would make a recommendation to our Board about whether to accept or reject the resignation or whether to take other action. Our Board would act on the Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date that the election results were certified.

If you hold your stock in street name, your brokerage firm or other nominee may not vote your shares with respect to the election of directors without specific instructions from you as to how to vote with respect to the election of each of the eight nominees for director. These are called broker non-votes. Abstentions and broker non-votes represented by submitted proxies will not be taken into account in determining the outcome of the election of directors.

Each of Proposal 2 (the advisory vote on executive compensation) and Proposal 3 (stockholder ratification of the selection of our auditors) requires the affirmative vote of a majority of the votes cast to be approved.

Proposal 2 is an advisory vote. Even though your vote with respect to Proposal 2 is advisory and therefore will not be binding on the Company, the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

We expect that only Proposal 3 will be considered “routine” under the rules of the NYSE. Therefore, your brokerage firm or other nominee may not vote your shares with respect to Proposals 1 or 2 without specific instructions from you as to how to vote. As to Proposal 3, however, we expect that your brokerage firm or other nominee may vote your shares without specific instructions from you as to how to vote.

Householding Information

We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, a single copy of our annual report to stockholders, our Proxy Statement, or our Notice of Internet Availability of Proxy Materials, as applicable, will be sent to any household at which two or more stockholders reside, unless one of the stockholders at that address notifies us that they wish to receive individual copies. This procedure reduces our printing costs and fees. Stockholders who participate in householding will continue to receive separate proxy cards. Householding will not affect dividend check mailings, if any, in any way.

We will deliver promptly upon written or oral request a separate copy of our annual report to stockholders, our Proxy Statement, or our Notice of Internet Availability of Proxy Materials, as applicable, to any stockholder at a shared address to which a single copy of those documents was delivered. If you share an address with another stockholder and you wish to receive a separate copy of any of those documents, you may inform us of your wish by contacting Investor Relations, 3850 Hamlin Road, Auburn Hills, Michigan 48326

68 |

Other Information

(telephone: 1-248-754-9200). Similarly, if you share an address with another stockholder that is receiving multiple copies and wish to request that the number of copies of those documents being delivered to that address be reduced to a single copy, you may inform us of your wish by contacting Investor Relations at the above address and telephone number.

Expenses of Solicitation

The cost of solicitation of proxies will be borne by the Company. In addition to solicitation of proxies through the internet and by use of the mails, proxies may be solicited by directors, officers, and regularly engaged employees of the Company. None of these directors, officers, or employees will receive any extra compensation or will enter into any contract or arrangement for doing so. We have also retained Alliance Advisors L.L.C. to assist us in soliciting proxies for a fee of $16,000, plus reasonable out-of-pocket expenses. Brokers, nominees, and other similar record holders will be requested to forward solicitation material and will be reimbursed by the Company upon request for their reasonable out-of-pocket expenses.

Stockholder Proposals

Stockholder proposals that are intended to be presented at the 2025 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received by the Company on or before November 15, 2024, for inclusion in the Proxy Statement relating to that meeting.

A stockholder who intends to present business, including the election of a director, at the 2025 Annual Meeting of Stockholders, other than pursuant to Rule 14a-8, must comply with the requirements set forth in the Company’s By-laws. Among other things, under the Company’s By-laws, to bring business before an Annual Meeting, a stockholder must give written notice to the Secretary of the Company at the principal offices of the Company not less than 90 days and not more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting. Therefore, for stockholder proposals to be presented at the 2025 Annual Meeting of Stockholders other than pursuant to Rule 14a-8, the Company must receive notice no sooner than December 25, 2024, and no later than January 24, 2025. The notice should contain: the reason for conducting such business; any material interest in such business the stockholder has; the name and address of the stockholder proposing such business as it appears in the Company’s books; and the number of shares of the Company that are beneficially owned by the stockholder. Stockholders should consult the Company’s By-laws to ensure that all the specific requirements of such notice are met. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of SEC Rule 14a-19(b).

Proxy Access

We have a proxy access right in our By-laws that permits a stockholder, or a group of up to 25 stockholders, owning continuously for at least three years shares of our Company representing an aggregate of at least 3% of the voting power entitled to vote in the election of directors, to nominate and include in our proxy materials director nominees constituting up to 20% of our Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements of our By-laws. For the 2025 Annual Meeting of Stockholders, notice of proxy access director nominees must be received by our Secretary at 3850 Hamlin Road, Auburn Hills, Michigan, 48326 no earlier than October 16, 2024 and no later than the close of business on November 15, 2024.

Process for Nomination by Stockholders

Stockholders who wish to nominate candidates other than pursuant to the proxy access right must do so in accordance with the procedures in our By-laws. Stockholders submitting such nominations must provide the information and background material to our Secretary, 3850 Hamlin Road, Auburn Hills, Michigan 48326 not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting. Accordingly, any stockholder who wishes to have a nomination considered at the 2025 Annual Meeting must deliver the required materials between December 25, 2024 and January 24, 2025.

The Company’s By-laws require, among other things, that the nominating stockholder disclose all material monetary agreements between the nominating stockholder and the nominees; that director nominees (including our Board’s nominees) complete a questionnaire regarding the nominee’s background, qualifications, and conflicts of interest; and that stockholders nominating candidates must disclose economic interests, including all direct and indirect compensation between or among such stockholder and such stockholder’s respective affiliates and associates, on the one hand, and each proposed nominee and his or her respective affiliates and associates, on the other hand.

The Company’s Corporate Governance Committee Charter provides that the Corporate Governance Committee considers suggestions for Board membership submitted by stockholders in accordance with the notice provisions and procedures set forth in our By-laws.

2024 Proxy Statement | 69

Other Information

Available Information on Corporate Governance and SEC Filings

Through its website (www.borgwarner.com), the Company makes available, free of charge, the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, all amendments to those reports, and other filings with the SEC, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The Company also makes the following documents available on its website: the Audit Committee Charter; the Compensation Committee Charter; the Corporate Governance Committee Charter; the Company’s Corporate Governance Guidelines; the Company’s Code of Ethical Conduct; and the Company’s Code of Ethics for CEO and Senior Financial Officers. You may also obtain a copy of any of the foregoing documents, free of charge, if you submit a written request to Investor Relations, 3850 Hamlin Road, Auburn Hills, Michigan 48326.

No person is authorized to give any information, or make any representation, other than that contained in this Proxy Statement, and if given or made, such information may not be relied upon as having been authorized.

Other Matters

The Company is not aware of any business to come before the Annual Meeting other than the matters described in this Proxy Statement. However, if any other matters should properly come before this meeting, votes pursuant to the proxy will be cast thereon in accordance with the discretion of the persons named in the accompanying proxy.

Forward-Looking Statements

This Proxy Statement contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management’s current outlook, expectations, estimates and projections. Words such as “anticipates,” “believes,” “continues,” “could,” “designed,” “effect,” “estimates,” “evaluates,” “expects,” “forecasts,” “goal,” “guidance,” “initiative,” “intends,” “may,” “outlook,” “plans,” “potential,” “predicts,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Further, all statements, other than statements of historical fact contained or incorporated by reference in this Proxy Statement that we expect or anticipate will or may occur in the future regarding our financial position, business strategy and measures to implement that strategy, including changes to operations, competitive strengths, goals, expansion and growth of our business and operations, plans, references to future success, and other such matters, are forward-looking statements. All forward-looking statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. Forward-looking statements are not guarantees of performance, and the Company’s actual results may differ materially from those expressed, projected, or implied in or by the forward-looking statements.

You should not place undue reliance on these forward-looking statements, which speak only as of the date of this Proxy Statement. Forward-looking statements are subject to risks and uncertainties, many of which are difficult to predict and some being beyond our control, that could cause actual results to differ materially from those expressed, projected, or implied in or by the forward-looking statements. These risks and uncertainties, among others, include supply disruptions impacting us or our customers, such as the current shortage of semiconductor chips that has impacted original equipment manufacturer (“OEM”) customers and their suppliers, including us; commodity availability and pricing, and an inability to achieve expected levels of recoverability in commercial negotiations with customers concerning these costs; competitive challenges from existing and new competitors, including OEM customers; the challenges associated with rapidly changing technologies, particularly as they relate to electric vehicles, and our ability to innovate in response; the difficulty in forecasting demand for electric vehicles and our electric vehicles revenue growth; potential disruptions in the global economy caused by Russia’s invasion of Ukraine; the ability to identify targets and consummate acquisitions on acceptable terms; failure to realize the expected benefits of acquisitions on a timely basis; the possibility that our recently-completed tax-free spin-off of our former Fuel Systems and Aftermarket segments into a separate publicly traded company will not achieve its intended benefits; the failure to promptly and effectively integrate acquired businesses; the potential for unknown or inestimable liabilities relating to the acquired businesses; our dependence on automotive and truck production and is highly cyclical and subject to disruptions; our reliance on major OEM customers; impacts of any future strikes involving some of our OEM customers and any actions such OEM customers take in response; fluctuations in interest rates and foreign currency exchange rates; our dependence on information systems; the uncertainty of the global economic environment; the outcome of existing or any future legal proceedings, including litigation with respect to various claims, or governmental investigations, including related litigation; future changes in laws and regulations, including, by way of example, taxes and tariffs, in the countries in which we operate; impacts from any potential future acquisition or disposition transactions; and the other risks, noted in reports that we file with the Securities and Exchange Commission, including Item 1A, “Risk Factors” in our most recently-filed Form 10-K.

70 |

Other Information

We do not undertake any obligation to update or announce publicly any updates to or revisions to any of the forward-looking statements in this Proxy Statement to reflect any change in our expectations or any change in events, conditions, circumstances, or assumptions underlying the statements.

2024 Proxy Statement | 71

Appendix – Non-GAAP Reconciliations

Cumulative Free Cash Flow

Cumulative Free Cash Flow is equal to net cash provided by operating activities less capital expenditures. The table below shows a summary of Free Cash Flow for the years ending 2021, 2022, and 2023.

		Year Ended	Year Ended	Year Ended	Total
($ in millions)		December 31, 2021	December 31, 2022	December 31, 2023	2021-2023
A.	Net cash provided by operating activities	$1,306	$1,569	$1,397	$4,272
B.	Capital expenditures, including tooling outlays	666	723	832	2,221
C.	Free Cash Flow (A minus B)	$640	$846	$565	$2,051
D.	Ford Settlement	(130)			(130)
E.	Free Cash Flow from discontinued operations			(31)	(31)
F.	Spin-off related costs			(134)	(134)
G.	Free Cash Flow, excluding Ford Settlement and Discontinued Operations (C minus D plus E plus F)	$770	$846	$400	$2,016

eProducts Revenue Mix

We determined the 2023 eProducts Revenue Mix by comparing the revenue from eProducts as a percentage of total revenue, including the impact of eProduct acquisitions during the year.

		Year Ended
($ in millions)		December 31, 2023
A.	Net Revenue	$14,198
B.	eProducts Revenue Mix	$2,037
C.	eProducts Revenue Mix (B divided by A)	14.3%
D.	Adjustments to include eProducts Revenue from 2023 acquisitions as of January 1, 2023	37
	Eldor	33
	SSE	4
E.	Adjusted eProducts Revenue (B plus D)	$2,074
F.	Adjusted Net Revenue (A plus D)	$14,235
G.	Adjusted eProducts Revenue Mix (E divided by F)	14.6%

72 |

Appendix – Non-GAAP Reconciliations

Operating Income and Margin Reconciliation to Adjusted Operating Income and Margin

We determined the 2023 Adjusted Operating Margin, excluding SSE, from the Company’s reported financial results, which were adjusted for non-comparable items as reported in the Company’s financial statements, including restructuring, and other non-comparable items.

		Year Ended
($ in millions)		December 31, 2023
A.	Net Revenue	$14,198
B.	Operating Income	$1,160
C.	Operating Margin (B divided by A)	8.17%
D.	Adjustments to Operating Income:	188
	Restructuring Expense	79
	Merger, Acquisition, and Divestiture Expense, Net	22
	Intangible Amortization	67
	Asset Impairment	29
	Other[1]	(9)
E.	Adjusted Operating Income (B plus D)	$1,348
F.	Adjusted Operating Margin (E divided by A)	9.49%
G.	SSE Net Revenue	21
H.	SSE Adjusted Operating Loss	(7)
I.	Corporate Synergies from Separation	10
J.	Net Revenues, excluding SSE (A minus G)	$14,177
K.	Adjusted Operating Income, excluding SSE (E minus H plus I)	$1,365
L.	Adjusted Operating Margin, excluding SSE (K divided by J)	9.63%

1	Other non-comparable items include a $(13) million gain on sale of assets, a $(5) million Legal Settlement Gain and a Loss due to Indirect Tax Dispute of $9 million.

Net Cash Provided by Operating Activities Reconciliation to Free Cash Flow

We determined the 2023 FCF from the Company’s reported financial results excluding SSE.

		Year Ended
($ in millions)		December 31, 2023
A.	Net cash provided by operating activities	$1,397
B.	Capital expenditures, including tooling outlays	832
C.	Free Cash Flow (A minus B)	$565
D.	SSE Free Cash Flow	(16)
E.	Free Cash Flow, excluding SSE (C minus D)	$581

2024 Proxy Statement | 73

BorgWarner Inc.

World Headquarters

3850 Hamlin Road

Auburn Hills, MI 48326

borgwarner.com

MIX
Paper from
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BORGWARNER

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 → x 02 0000000000 JOB # 1 OF 2 PAGE 1 OF 2 SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date CONTROL # SHARES SCAN TO VIEW MATERIALS & VOTE 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000631773_1 R1.0.0.6 BORGWARNER INC. ATTN: FAVIOLA BOGEN 3850 HAMLIN RD. AUBURN HILLS, MI 48326 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 04/23/2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 04/23/2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees For Against Abstain 1A Sara A. Greenstein 1B Michael S. Hanley 1C Frederic B. Lissalde 1D Shaun E. McAlmont 1E Deborah D. McWhinney 1F Alexis P. Michas 1G Sailaja K. Shankar 1H Hau N. Thai-Tang The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. Approve, on an advisory basis, the compensation of our named executive officers. For Against Abstain 3. Ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2024. NOTE: Transact such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000631773_2 R1.0.0.6 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report on Form 10-K are available at www.proxyvote.com BORGWARNER INC. Annual Meeting of Stockholders April 24, 2024 9:00 AM EDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Tonit M. Calaway and Miyuki P. Oshima, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BORGWARNER INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 09:00 AM EDT on April 24, 2024, at BorgWarner Inc. located at 3850 Hamlin Road, Auburn Hills, Michigan, 48326, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side

Vote by Phone 800-690-6903 Vote by Mail Submit with your prepaid envelope Smartphone users Point your camera here and vote without entering a control number Your Vote Counts! For complete information and to vote, visit www.ProxyVote.com Control # FLASHID-JOB# Get informed before you vote Ricky Campana P.O. Box 123456 Suite 500 51 Mercedes Way Edgewood, NY 11717 148,294 322,224 1 OF 4 30# XXXX XXXX XXXX XXXX BORGWARNER INC. 2024 Annual Meeting Vote by April 23, 2024 11:59 PM ET BORGWARNER INC. ATTN: FAVIOLA BOGEN 3850 HAMLIN RD. AUBURN HILLS, MI 48326 You invested in BORGWARNER INC. and it's time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on April 24, 2024. View the Notice & Proxy Statement, Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 10, 2024. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Vote in Person at the Meeting* April 24, 2024 9:00 AM EDT 3850 Hamlin Road Auburn Hills, Michigan, 48326 *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Voting Items Voting Options Signature Date FLASHID-JOB# Signature (Joint Owners) Date THE COMPANY NAME INC. - COMMON ASDFGHJKL 123456789.1234 THE COMPANY NAME INC. - CLASS A 123456789.1234 THE COMPANY NAME INC. - CLASS B 123456789.1234 THE COMPANY NAME INC. - CLASS C 123456789.1234 THE COMPANY NAME INC. - CLASS D 123456789.1234 THE COMPANY NAME INC. - CLASS E 123456789.1234 THE COMPANY NAME INC. - CLASS F 123456789.1234 THE COMPANY NAME INC. - 401 K 123456789.1234 SHARE CLASSES REPRESENTED FOR VOTING 1.00000 322,224 148,294 CLT ID Board Recommends BORGWARNER INC. Annual Meeting of Stockholders April 24, 2024 9:00 AM EDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Tonit M. Calaway and Miyuki P. Oshima, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BORGWARNER INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 09:00 AM EDT on April 24, 2024, at BorgWarner Inc. located at 3850 Hamlin Road, Auburn Hills, Michigan, 48326, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. 1. Election of Directors Nominees: 1A Sara A. Greenstein For For Against Abstain 0 0 0 1B Michael S. Hanley For 0 0 0 1C Frederic B. Lissalde For 0 0 0 1D Shaun E. McAlmont For 0 0 0 1E Deborah D. McWhinney For 0 0 0 1F Alexis P. Michas For 0 0 0 1G Sailaja K. Shankar For 0 0 0 1H Hau N. Thai-Tang For 0 0 0 2. Approve, on an advisory basis, the compensation of our named executive officers. For For Against Abstain 0 0 0 3. Ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2024. For 0 0 0 NOTE: Transact such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Your Vote Counts! Get informed before you vote View the Notice of Proxy Statement, Annual Report,1234567890123456789012345678901234567890, 123456789012345678 9012345678901234567890, 1234567890123456789012345678901234567890, 12345678901234567890123456789012345 67890 online OR you can receive a free paper copy of voting material(s) by requesting prior to <matcutoff>. If you would like to request a copy of the voting material(s), you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # FLASHID-JOB# Ricky Campana P.O. Box 123456 Suite 500 51 Mercedes Way Edgewood, NY 11717 148,294 322,224 1 OF 2 30# XXXX XXXX XXXX XXXX BORGWARNER INC. 2024 Annual Meeting Vote by April 23, 2024 11:59 PM ET BORGWARNER INC. ATTN: FAVIOLA BOGEN 3850 HAMLIN RD. AUBURN HILLS, MI 48326 You invested in BORGWARNER INC. and it's time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on April 24, 2024. View the Notice & Proxy Statement, Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 10, 2024. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Vote in Person at the Meeting* April 24, 2024 9:00 AM EDT 3850 Hamlin Road Auburn Hills, Michigan, 48326 *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”. Voting Items Board Recommends FLASHID-JOB# Control # XXXX XXXX XXXX XXXX THE COMPANY NAME INC. - COMMON ASDFGHJKL 123456789.1234 THE COMPANY NAME INC. - CLASS A 123456789.1234 THE COMPANY NAME INC. - CLASS B 123456789.1234 THE COMPANY NAME INC. - CLASS C 123456789.1234 THE COMPANY NAME INC. - CLASS D 123456789.1234 THE COMPANY NAME INC. - CLASS E 123456789.1234 THE COMPANY NAME INC. - CLASS F 123456789.1234 THE COMPANY NAME INC. - 401 K 123456789.1234 SHARE CLASSES REPRESENTED FOR VOTING This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. 1. Election of Directors Nominees: 1A Sara A. Greenstein For 1B Michael S. Hanley For 1C Frederic B. Lissalde For 1D Shaun E. McAlmont For 1E Deborah D. McWhinney For 1F Alexis P. Michas For 1G Sailaja K. Shankar For 1H Hau N. Thai-Tang For 2. Approve, on an advisory basis, the compensation of our named executive officers. For 3. Ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2024. For NOTE: Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Get informed before you vote FLASHID-JOB# *If you choose to vote these shares in person at the meeting, you must request a “legal proxy.” To do so, please follow the instructions at www.ProxyVote.com or request a paper copy of the materials, which will contain the appropriate instructions. Please check the meeting materials for any special requirements for meeting attendance. Vote by Phone 800-690-6903 Vote by Mail Submit with your prepaid envelope Smartphone users Point your camera here and vote without entering a control number Your Vote Counts! For complete information and to vote, visit www.ProxyVote.com Control # XXXX XXXX XXXX XXXX Ricky Campana P.O. Box 123456 Suite 500 51 Mercedes Way Edgewood, NY 11717 148,294 322,224 1 OF 2 30# Hextone, Inc. P.O. Box 9142 Farmingdale, NY 11735 BORGWARNER INC. 2024 Annual Meeting Vote by April 23, 2024 11:59 PM ET You invested in BORGWARNER INC. and it's time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on April 24, 2024. View the Notice & Proxy Statement, Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 10, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Vote in Person at the Meeting* April 24, 2024 9:00 AM EDT 3850 Hamlin Road Auburn Hills, Michigan, 48326

Vote at www.ProxyVote.com This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Signature Date FLASHID-JOB# Voting Items Voting Options Board Recommends Control # XXXX XXXX XXXX XXXX 1.00000 322,224 148,294 Under New York Stock Exchange rules, brokers may vote “routine” matters at their discretion if your voting instructions are not communicated to us at least 10 days before the meeting. We will nevertheless follow your instructions, even if the broker’s discretionary vote has already been given, provided your instructions are received prior to the meeting date. BORGWARNER INC. 2024 Annual Meeting Vote by April 23, 2024 Check this box if you plan to attend the meeting and vote 11:59 PM ET your shares.To ensure entry, you should review the meeting attendance requirements in the proxy statement. 0 1. Election of Directors Nominees: 1A Sara A. Greenstein For For Against Abstain 0 0 0 1B Michael S. Hanley For 0 0 0 1C Frederic B. Lissalde For 0 0 0 1D Shaun E. McAlmont For 0 0 0 1E Deborah D. McWhinney For 0 0 0 1F Alexis P. Michas For 0 0 0 1G Sailaja K. Shankar For 0 0 0 1H Hau N. Thai-Tang For 0 0 0 2. Approve, on an advisory basis, the compensation of our named executive officers. For For Against Abstain 0 0 0 3. Ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2024. For 0 0 0 NOTE: Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Get informed before you vote *If you choose to vote these shares in person at the meeting, you must request a “legal proxy.” To do so, please follow the instructions at www.ProxyVote.com or request a paper copy of the materials, which will contain the appropriate instructions. Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number Your Vote Counts! FLASHID-JOB# For complete information and to vote, visit www.ProxyVote.com Control # Ricky Campana P.O. Box 123456 Suite 500 51 Mercedes Way Edgewood, NY 11717 148,294 322,224 1 OF 2 30# Hextone, Inc. P.O. Box 9142 Farmingdale, NY 11735 XXXX XXXX XXXX XXXX BORGWARNER INC. 2024 Annual Meeting Vote by April 23, 2024 11:59 PM ET You invested in BORGWARNER INC. and it's time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on April 24, 2024. View the Notice & Proxy Statement, Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 10, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Vote in Person at the Meeting* April 24, 2024 9:00 AM EDT 3850 Hamlin Road Auburn Hills, Michigan, 48326

Voting Items Board Recommends THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com FLASHID-JOB# Control # XXXX XXXX XXXX XXXX 1.00000 322,224 148,294 Under New York Stock Exchange rules, brokers may vote “routine” matters at their discretion if your voting instructions are not communicated to us at least 10 days before the meeting. We will nevertheless follow your instructions, even if the broker’s discretionary vote has already been given, provided your instructions are received prior to the meeting date. BORGWARNER INC. 2024 Annual Meeting Vote by April 23, 2024 11:59 PM ET 1. Election of Directors Nominees: 1A Sara A. Greenstein For 1B Michael S. Hanley For 1C Frederic B. Lissalde For 1D Shaun E. McAlmont For 1E Deborah D. McWhinney For 1F Alexis P. Michas For 1G Sailaja K. Shankar For 1H Hau N. Thai-Tang For 2. Approve, on an advisory basis, the compensation of our named executive officers. For 3. Ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2024. For NOTE: Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.